Exhibit 10.34


THE PORTIONS OF THIS EXHIBIT 10.34 MARKED "********" HAVE BEEN OMITTED HEREFROM AND CONFIDENTIALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                         Offshore Exploration Agreement


                                 By and Between


                     Texaco Exploration and Production Inc.

                                      And

                              McMoRan Oil & Gas LLC



                              December 20, 1999


                                TABLE OF CONTENTS

ARTICLE                                                                 	PAGE

1.	SUBJECT MATTER, DEFINITIONS, EXHIBITS AND
CONSTRUCTIONS                                                             	1
1.1	Subject Matter and Purpose                                            	1
1.2	Defined Terms                                                         	2
1.3	Exhibits                                                              	6
1.4	Rules of Construction                                                 	7
2.	CONTRACT AREA                                                          	7
2.1	Contract Area                                                         	7
2.2	Texaco Prospects                                                      	7
2.3	Exhibit                                                               	8
2.4	Area of Mutual Interest                                               	8
2.5	Early Relinquishment Lease Schedule                                   	9
3.	TERM OF AGREEMENT                                                      	9
3.1	Term                                                                  	9
3.2	Option Periods                                                        	9
4.	PROSPECT IDENTIFICATION	                                               10
4.1	Prospect Identification	                                              10
4.2	Co-Working Interest Owner's Proposals	                                12
4.3	Restriction on Use of Existing Platforms	                             13
4.4	Election Not to Participate in a Co-Working
Interest Owner Well	                                                      14
4.5	Rights Limitation on Use of Existing Wells                           	14
4.6	Wells Proposed by Texaco after the Effective Date                    	15
4.7	Access to Well Data                                                  	15
4.8	Protection from Drainage	                                             15
4.9	Third Party Well Proposal Restriction	                                15
5.	FARMOUT/SUBLEASE ACREAGE	                                              16
5.1	Individual Farmout Agreements                                        	16
5.2	Contract Acreage Restrictions/Limitations                            	16
5.3	Texaco's Participation Options and Overriding Royalty	                16
5.4	General Farmout Agreement Terms and Conditions	                       18
5.5	Impenetrable Substances                                              	20
5.6	Project Payout	                                                       20
5.7	Payout Notice                                                        	21
5.8	Option to Participate	                                                21
5.9	Overriding Royalties	                                                 21
5.10	Proportionate Reduction                                             	23
5.11	Failure to Drill the Initial Test Well	                              23
5.12	McMoRan's Continuous Option to Earn	                                 23
5.13	Operating Agreement Execution                                       	23
5.14	Designation of Operator	                                             24
6.	PRESSURE COMMUNICATION AND COMMON RESERVOIRS	                          25
6.1	Pressure Communication Restriction                                   	25
6.2	Common Reservoirs                                                    	26
7.	FINANCIAL OBLIGATIONS                                                 	27
7.1	Obligation to Fund Exploratory Operations	                            28
7.2	Spending Schedule	                                                    28
7.3	Exploratory Wells and Other Exploration Activities                   	29
7.4	Spending Schedule Deficit Penalty	                                    30
7.5	Spending Schedule Deficit Penalty Deferral	                           30
7.6	Liquidated Damages Credit	                                            31
7.7	Exhibit	                                                              31
7.8	Accounting Report                                                    	31
7.9	Audit Rights                                                         	32
7.10	Right to Option Period	                                              32
7.11	Parent Company Guarantee	                                            32
8.	PERIODIC TECHNICAL REVIEWS                                            	33
8.1	Periodic Technical Overview                                          	33
9.	TEXACO'S TECHNICAL REPRESENTATION	                                     33
9.1	Technical Staff                                                      	33
9.2	Cost of Texaco Personnel                                             	34
10.	ACREAGE RELEASE SCHEDULE	                                             34
10.1	Option Period 1 Acreage Release	                                     34
10.2	Option Period 2 Acreage Release	                                     34
10.3	Option Period 3 Acreage Release                                     	34
10.4	Option to Release Additional Acreage	                                34
10.5	Release Notification	                                                35
10.6	Acreage Release Credit                                              	35
11.	NOTICES                                                              	36
11.1	Notices	                                                             36
11.2	Change in Designated Representative	                                 36
12.	EXISTING AGREEMENTS AND PREFERENTIAL RIGHTS	                          36
12.1	Existing Agreements                                                 	36
12.2	Preferential Rights and Consents to Assign	                          37
13.	RIGHTS RESERVED	                                                      37
13.1	Lease Rights Reservations	                                           37
14.	PRODUCTION HANDLING AND CONTRACT OPERATIONS	                          38
14.1	Production Handling Option	                                          38
14.2.	Contract Operating Option	                                          38
15.	TAX MATTERS                                                          	39
15.1	Income Tax Election	                                                 39
16.	EXISTING FACILITIES	                                                  39
16.1	Existing Facilities	                                                 39
17.	GEOPHYSICAL DATA	                                                     40
17.1	Seismic Rights	                                                      40
17.2	Hazard Survey Data	                                                  40
17.3	Texaco's Proprietary Seismic Data	                                   40
18.	RENTALS, MINIMUM ROYALTY AND LEASE MAINTENANCE	                       41
18.1	Rentals and Minimum Royalty                                         	41
19.	MEDIA RELEASES                                                       	42
19.1	Public Announcements	                                                42
19.2	Media Releases	                                                      42
20.	FILES                                                                	42
20.1	Access to Files                                                     	42
21.	ASSIGNMENTS AND TRANSFER OF INTEREST	                                 44
21.1	Assignment of this Agreement                                        	44
21.2	Lease or Prospect Successors and Assigns	                            44
21.3	Appointment of Agent	                                                44
22.	CONFIDENTIALITY	                                                      45
22.1	Confidentiality	                                                     45
22.2	Speculative Seismic Data	                                            45
22.3	Disclosure of Confidential Data	                                     45
22.4	Risk of Use of Confidential Data	                                    46
22.5	Confidentiality Agreement - Exhibit	                                 46
23.	GOVERNING LAW	                                                        46
23.1	Choice of Law	                                                       46
23.2	Pending and Future Litigation and Claims	                            46
24.	FORCE MAJEURE	                                                        47
24.1	Force Majeure	                                                       47
25.	DISPUTE RESOLUTION	                                                   49
25.1	Dispute Resolution	                                                  49
26.	TERMINATION	                                                          49
26.1	Termination	                                                         49
26.2	Lease Expiration or Termination	                                     49
27.	INDEMNITY	                                                            49
27.1	Indemnity	                                                           49
28.	BREACH	                                                               50
28.1	Breach	                                                              50
29.	NO WARRANTY	                                                          50
29.1	Non-Warranty	                                                        50
30.	GENERAL PROVISIONS	                                                   51
30.1	Leases Treated Separately                                           	51
30.2	 Non-Interference	                                                   51
30.3	Governmental Approvals	                                              52
30.4	Amendments	                                                          52
30.5	Declaration of Agreement	                                            52
30.6	Other Rights, Remedies Reserved	                                     52
30.7	No Waiver	                                                           52
30.8	No New Lease Burdens                                                	52
30.9	Severability	                                                        53
30.10	Entire Agreement                                                   	53
30.11	Further Assurances	                                                 53
30.12	Waiver of Subrogation	                                              53
30.13	Surviving Obligation	                                               53
30.14	Conflict of Terms	                                                  53



                     	LIST OF EXHIBITS

            Exhibit "A"		Leases Subject to this Agreement
            Exhibit "A-1"	Early Relinquishment Termination Schedule
          		Exhibit "B"		Texaco Identified Prospects
            Exhibit "C"		Area of Mutual Interest
		          Exhibit "D"		Farmout Agreement
	          	Exhibit "E"		Sublease
	          	Exhibit "F"		Prospect Dispute Resolution Procedure
          		Exhibit "G"		Operating Agreement
	          	Exhibit "H"		Confidentiality Agreement
	          	Exhibit "I"		Dispute Resolution Procedure
                              (Excepting Prospect Disputes)
		          Exhibit "J"		Declaration of Agreement


             	OFFSHORE EXPLORATION AGREEMENT

	THIS OFFSHORE EXPLORATION AGREEMENT ("Agreement"), is made and entered into this 20th day of December, 1999, by and between Texaco
Exploration and Production Inc., a Delaware corporation, hereinafter sometimes referred to as "Texaco", and McMoRan Oil & Gas LLC, a Delaware limited liability company, hereinafter sometimes referred to as "McMoRan". Texaco and McMoRan are sometimes hereinafter referred to individually as "Party" and/or collectively as "Parties".

	W I T N E S S E T H:

WHEREAS, McMoRan has expressed a desire to secure the right to earn and/or own certain leasehold interests currently owned by Texaco Exploration and Production Inc. (Texaco) in the Outer
Continental Shelf, Offshore Louisiana and Texas and the
State of Louisiana; and

WHEREAS, Texaco is desirous of having an entity with proven expertise in both exploring for and producing wells in the central and western portions of the Gulf of Mexico evaluate through exploratory drilling the hydrocarbon potential on a significant portion of the non-productive leasehold currently owned by Texaco in such areas; and

WHEREAS, McMoRan has, in the past, demonstrated its ability to find commercial quantities of hydrocarbons in the Gulf of Mexico and is willing to commit financial and personnel resources now and in the future to explore and develop the non-producing acreage of Texaco as described herein; and

WHEREAS, Texaco is agreeable in to granting McMoRan the right and option to explore certain Texaco non-productive leasehold, and if successful, to earn an interest in such leasehold all as more particularly set forth below.

	NOW THEREFORE, for and in consideration of the mutual advantages and benefits accruing to the Parties hereto, the sufficiency of which is hereby acknowledged, the Parties hereto agree that the following shall constitute the agreement between Texaco and McMoRan concerning the drilling of various wells hereinafter described on the "Contract Acreage" hereinafter identified and, upon the satisfaction of certain conditions contained herein, the acquisition of interests by McMoRan from Texaco. This
Agreement upon execution by Texaco and McMoRan shall supersede and replace all prior agreements and verbal conversations between Texaco and McMoRan regarding the transaction set forth herein.


ARTICLE 1
1.	SUBJECT MATTER, DEFINITIONS, EXHIBITS AND CONSTRUCTIONS

1.1	Subject Matter and Purpose.
	The subject matter of this Agreement is the exploration and development of the Contract Area, as defined below, by McMoRan and Texaco pursuant to the terms and conditions hereinafter provided together with the rights and obligations of McMoRan and Texaco concerning such exploration and development of the Contract Area..

	The purpose of this Agreement is to provide a means whereby Texaco is to make available to McMoRan offshore acreage (as defined herein) for the drilling of Exploratory Wells by McMoRan in an attempt to find and develop economic reserves for the benefit of the Parties hereto. It is contemplated that situations will arise during the term of this Agreement that are not specifically covered herein. In the event these situations do arise the Parties agree, in the spirit of cooperation, to use all reasonable efforts to resolve such situations to the mutual benefit of both Parties.


	1.2	Defined Terms.
	For purposes of this Agreement, including the Exhibits, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.2 have the meanings assigned to them herein and the capitalized terms defined elsewhere in the Agreement by inclusion in quotation marks and parentheses have the meanings so ascribed to them.

"AFE" means an Authority for Expenditure prepared by a Party to the Agreement, or a Co-
Working Interest Owner, for the purpose of estimating the Well Costs to be incurred in connection with a proposal to drill, deepen, or sidetrack a well hereunder.

"Affiliate" means, with respect to any Person, any other
Person directly or indirectly
controlling or controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through ownership of voting securities, by contract or otherwise, and specifically with respect to a corporation, partnership or limited liability company means ownership of fifty percent (50%) or more of the voting stock in such corporation or of the voting interest as a partner in such partnership or as a member of such limited liability company.

"Agreement" means this Offshore Exploration Agreement between Texaco and McMoRan including the Exhibits attached hereto or referred to herein.

"Allocation" shall mean the fractional share of hydrocarbon reserves attributable to each Lease
(or portion thereof) within a Prospect. The necessity for and procedures by which the Allocation is made are set forth in Section 4.1 below. Allocation under this Agreement is binding only on the Parties hereto and their permitted successors and assigns. It is not binding on Third Parties. The purpose of this Allocation is to establish the initial participation of the Leases included in a Prospect for purposes of the sharing of costs (as well as ownership of production) until such time as the Parties mutually agree to the adjustment or re-determination thereof, or until such adjustment or re-determination is otherwise made in accordance with the terms hereof, or in accordance with governmental regulations.

"Area of Mutual Interest" or "AMI" means the areas and blocks listed on Exhibit "C" attached hereto.

"Available Acreage" shall mean the non-productive acreage located on the Leases listed on Exhibit "A" attached hereto and made a part hereof which non-productive acreage is subject to this Agreement.

"Business Day" means a day on which the Minerals
Management Service New Orleans
Regional  Office is open for business.

"Casing Point" means that point in time when a well has reached the Objective Depth or such other depth as may be mutually agreed by the Parties, and all logs, cores and other tests have been completed that are sufficient to make a determination concerning the running of production casing or the plugging and abandonment of the well, and the results thereof have been furnished to all Parties as customary under the controlling Operating Agreement.

"Contract Acreage" means collectively those portions of the Leases and lands described as Available Acreage on Exhibit "A" attached hereto and made a part hereof .

"Co-Working Interest Owner" means an owner of a record title, operating rights and/or working interest in a Lease subject to this Agreement that is not a Party hereto.

"Earning Well" means a well drilled in accordance with the provisions of Article 5 hereof that is (i) a well in which McMoRan participates in the drilling of, and (ii) which is drilled to the Objective
Depth, and (iii) which is a well that satisfies the criteria of to 30 CFR 250.111 as a well capable of producing in paying quantities, and (iv) McMoRan, within sixty (60) days from rig release of the Initial
Test Well, commits in writing to Texaco its plans to install the necessary facilities (not including Existing
Facilities unless the owners thereof agree) as soon as possible to place the hydrocarbons discovered on production, and (v) which well is located at a bottom hole location on a Lease subject hereto or in a Unit including all or a portion of a Lease.

"Effective Date" means the effective date of this Agreement, being 7:00 a.m., Central Standard
Time, January 1, 2000 or the first day of the calendar month following the Execution Date, if later.

"Execution Date" shall be the date set forth above.

"Exclusion Areas" shall mean those portions of the Leases outside the Contract Acreage which are not subject to this Agreement.

"Existing Facilities" means all property located on or associated with the Contract Acreage as of the Effective Date used or held for use in connection with the production, treatment, gathering, storage and compression of oil and/or gas from, on, or attributable to any Lease listed on Exhibit "A", including but not limited to, (1) platforms, cassions, fixtures, tanks, pumps, pipelines, appurtenances and improvements, (2) all equipment or material permanently or temporarily located on the Contract Acreage; and, (3) other structures located on or used in connection with the Leases.

"Existing Operating Agreement" means the controlling operating agreement between the owners of a Lease effective prior to the Effective Date of this Agreement, or any operating agreement that would subsequently replace such an agreement.

"Exploratory Activities" means the acquisition, licensing and/or processing of geophysical data, the completion and submittal of required governmental forms and permits, the conduct of shallow hazards surveys and archeological surveys, the mobilization and demobilization of a drilling rig, the drilling, logging, temporarily or permanently abandoning of an Exploratory Well, the payment of rentals on non-producing leases and minimum royalties on producing Leases and the costs of acquiring and maintaining any leasehold interests pursuant to the provisions of this Agreement (including but not limited to the Area of Mutual Interest provisions hereof).

"Exploration Program Co-Venturers" means the financial co-venturers of McMoRan who have executed a specific agreement with McMoRan to fund certain oil and gas activities in the Gulf of Mexico related to this Agreement.

"Exploratory Objective" means any zone, interval or horizon not in pressure communication with a zone, interval or horizon that is currently producing or is capable of producing oil and/or gas from an existing wellbore located on a Lease.

"Exploratory Well" means a well proposed to be drilled into to evaluate an Exploratory
Objective. A well will be considered an Exploratory Well if any bona fide objective in a well is an Exploratory Objective, even if other objectives in the well do not qualify as Exploratory Objectives. In order for a well to qualify as an Exploratory Well, the Parties must agree, in writing, on its designation as an Exploratory Well prior to commencement of actual drilling. Neither Party will unreasonably withhold its agreement to such qualification. Any substitute well or additional well specified under a Farmout Agreement or Sublease drilled following the drilling of an Initial Test Well, shall be considered an Exploratory Well without a separate mutual agreement being required for the designation thereof as an Exploratory Well if and only if the substitute well or additional well is proposed to be drilled to not less than the Objective Depth of the unsuccessful
Exploratory Well it is replacing.

"Farmout Acreage" shall mean the acreage and depths to be included under each Farmout
Agreement under the provisions of Section 5.2.

"Farmout Agreement" means the Farmout Agreement to be entered into for each Prospect established hereunder that is located on the Outer
Continental Shelf, Offshore Louisiana or Texas, the form of which is attached hereto as Exhibit "D."

"Initial Test Well" shall be the first Exploratory Well proposed by McMoRan and drilled after the Effective Date of this Agreement on each Prospect located on an Exhibit A Lease, on lands pooled or unitized with an Exhibit A Lease, or on a Prospect which includes all or a portion of an Exhibit A
Lease where Texaco has not previously been afforded the opportunity to elect to retain its overriding royalty or to participate as a working interest owner in said Prospect as detailed in Section 5.3, below.

"Lease" or "Leases" shall mean the offshore oil and gas leases issued by the United States of America or State of Louisiana listed on Exhibit "A".

"Objective Depth" shall mean the objective total depth of an Initial Test Well or substitute well as specified in the AFE for such well as proposed in accordance with the provisions of this Agreement.

"Operating Agreement" means the Operating Agreement to be entered into by the Parties in accordance with the provisions of this Agreement and the Farmout Agreement, Sublease or the agreement entered into pursuant to Section 5.3.4, the form of Operating Agreement which is attached hereto as Exhibit "G."

"Operating Rights" shall mean all of the rights, obligations, liabilities and attributes of a working interest ownership covering less than all depths, and potentially less than the entire surface area, in and on a Lease.

"Paying Quantities" means that volume of production of oil and/or gas in sufficient quantities that when sold will yield a return of money in excess of the cost of production, including taxes, royalty, overriding royalty and similar burdens, lifting, compression and transportation costs. The cost of production does not include costs associated with drilling, testing, completing, sidetracking, deepening, re-completing or reworking a well or of surface or subsea equipment and pipelines used in connection with such production.

"Person" means, and shall be interpreted broadly to include, without limitation, any individual, corporation, association, company, limited liability company, trust, estate, partnership, joint venture, unincorporated organization, other business entity, any government or any department or agency thereof, or any other legal entity.

"Plugging and Abandonment" means the plugging, replugging, abandonment, removal, disposal, seafloor restoration and remediation obligations which are required for wells drilled or other operations conducted pursuant to this Agreement. Such obligations shall include, but not be limited to, all necessary and proper plugging and abandonment and/or removal and disposal of the wells, structures, and equipment located on or associated therewith, the necessary and proper capping and burying, if required, of all associated flow lines, and any necessary disposal of naturally occurring radioactive material ("NORM").

"Prospect" shall mean an area believed to encompass
an accumulation(s) of hydrocarbons
having one or more productive formations.  The area
encompassing these accumulations shall be
described on a surface acreage basis, and subject to any
depth limitations agreed to by the Parties,
acceptable to the Minerals Management Service for
approval of transfer documents.   If McMoRan
owns an interest in a lease contiguous to a Lease subject to this Agreement, such lease (or portion thereof) may also be included in a Prospect at the request of McMoRan but subject to the approval of Texaco. Procedures for determining the Lease, or portions thereof, which are deemed to be included within a Prospect are set forth in Section 4.1, below.

"Prospect Dispute" shall be a disagreement between Texaco and McMoRan about (i) which Leases, or portion thereof, comprise a Prospect; and/or
(ii) the Allocation as to the Leases within a Prospect. In the event the Parties are unable to resolve any disagreement as to the configuration of a Prospect, the Prospect Dispute shall be resolved pursuant to the procedures set forth in Exhibit "F".

"Remote Location" shall mean a drilling location that is not from a platform.

"Representatives" means the respective directors, officers, supervisors, employees, partners, lenders, consultants, attorneys and legal counsel, financial advisors, accountants, marketing representatives and other agents of the Parties.

"Reservoir" means a subsurface porous, permeable rock body that contains or is thought to contain an accumulation of oil and/or gas, separated by faulting or other subsurface anomaly from other areas containing accumulations of oil and/or gas in the same or different strata.

"Sublease" means the Sublease to be entered into for each Prospect established hereunder that is located in the State of Louisiana, the form of which is attached hereto as Exhibit "E."

"Texaco Co-Working Interest Owner" is any Third
Party who owns a real property interest
with Texaco in any Lease listed on Exhibit "A".

"Third Parties" means a Person not a Party to this Agreement.

"Well Costs" means the costs and expenses of all services and materials used and associated with drilling, sidetracking, deepening, testing, completing, and equipping a well hereunder, including, but not limited to the costs and expenses associated with the following items: (1) permitting with applicable government agencies; (2) drill site preparation (including hazard surveys); (3) actual drilling, deepening or sidetracking operations (including mobilization and demobilization of the rig to the drill site); (4) logging, coring and testing of the well for the presence of oil and/or gas; (5) completing and equipping the well for production (up to and including wellhead connections in the event a well is not then equipped with wellhead connections); (6) the costs of Plugging and Abandonment if the well is not saved for production; (7) the cost to temporarily abandon a well; and (8) the drilling overhead rate for the well as set forth in the applicable Accounting
Procedure attached to the Operating Agreement, Farmout Agreement or Sublease. All such costs and expenses shall be determined in accordance with the Accounting Procedure.

"Unit" means the pooling of all or a portion of one or more Leases with all or a portion of another lease or leases not subject to this Agreement.

1.3	Exhibits.
The following Exhibits are attached hereto and
incorporated herein by reference:
		Exhibit "A"		Leases Subject to this Agreement
  Exhibit "A-1"	Early Relinquishment Termination Schedule
		Exhibit "B"		Texaco Identified Prospects
  Exhibit "C"		Area of Mutual Interest
		Exhibit "D"		Farmout Agreement
		Exhibit "E"		Sublease
		Exhibit "F"		Prospect Dispute Resolution Procedure
		Exhibit "G"		Operating Agreement
		Exhibit "H"		Confidentiality Agreement
		Exhibit "I"		Dispute Resolution Procedure
                  (Excepting Prospect Disputes)
		Exhibit "J"		Declaration of Agreement

1.4	Rules of Construction.
	For purposes of this Agreement:
(a)	Unless the context otherwise requires: (1) "or" is
not exclusive; (2) an accounting term
not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States of America; (3) words in the singular include the plural, and words in the plural include the singular; (4) words in the masculine include the feminine, words in the feminine include the masculine and words with appropriate correlative meanings include such correlative meanings; (5) any date specified for any action that is not a Business
Day shall be deemed to mean the first Business Day after such date; (6) reference to a Person includes such Person's successors and assigns and, in the case of governmental bodies, Persons succeeding to their respective functions and capacities;
and (7) any amounts due or payable
under this Agreement shall be paid in United States currency.

(b)	References to Articles and Sections are, unless
otherwise specified, to Articles and
Sections of this Agreement. Neither the captions to Articles or Sections thereof nor the Table of Contents shall be deemed to be a part of this Agreement but are added for convenience only.

(c)	References herein to any agreement or other
instrument shall, unless the context
otherwise requires (or the definition thereof otherwise specifies), be deemed references to the same as it may from time to time be changed, modified, supplemented, amended or extended.
There is no incorporation by reference herein unless expressly so stated.


ARTICLE 2
2.	CONTRACT AREA.
	2.1	Contract Area.
	This Agreement shall cover certain non-producing leasehold rights and interests of Texaco in and to the Leases described in Exhibit "A."  There are Leases
on Exhibit "A" which are currently held by
production and others which are in their primary term.   The
productive areas on the Leases held by
production are specifically excluded both horizontally and vertically from this Agreement and reserved by Texaco. It is understood between the Parties hereto that this Agreement shall apply only to the non-productive portions of the referenced Leases as those non-productive areas are specifically identified on Exhibit "A" as Available Acreage. This Agreement therefore shall cover only the Contract Acreage as described on Exhibit "A" and all other portions of the Leases subject hereto are specifically excepted from this Agreement and reserved by Texaco.

	2.2  Texaco Prospects.
	Attached hereto as Exhibit "B" is a list of Prospects Texaco has identified on various Leases subject to this Agreement. Prior to the execution of this Agreement, a technical presentation was given to McMoRan by Texaco covering each of these Prospects.
Within thirty (30) days from the Effective Date of this Agreement, McMoRan will notify Texaco in writing of its selection and commitment to drill two
(2) or more of the Prospects identified on Exhibit "B" for the purpose of spending at least $10,000,000.00 with respect to the interest of Texaco. This commitment to spend at least $10,000,000.00 for the account of Texaco shall be in addition to those amounts referenced in Section 7.1 below, subject to the provisions of Section 7.7. Once McMoRan has selected the Prospects it will drill, the provisions of Article 5 herein shall apply as to the selected Prospects. The Initial
Test Well on the Prospects which McMoRan selects to drill must be commenced within the first twelve (12) months from the Effective Date of this Agreement unless mutually agreed to the contrary by the Parties hereto. In the event McMoRan is unable to drill or cause to be drilled a well on a Prospect selected from Exhibit "B" after a good faith attempt to do so, McMoRan will have the right to select a substitute
Prospect from the remaining Prospects listed on Exhibit
"B" or elect to drill a Prospect it generates from the Leases listed on Exhibit "A". Should McMoRan elect to substitute for the undrilled Prospect a Prospect developed from the Leases listed on Exhibit "A", Texaco shall have the same rights and options as it would have had if the Prospect had been selected from Exhibit
"B" (i.e. a Casing Point election).

	Exhibit "B" sets forth the description that is mutually agreed for each of the Exhibit "B" Prospects.
The establishment of the Allocation, Objective Depth and other items described in Section 4.1 that are called for in order to constitute a complete proposal for the drilling of the Initial Test Well hereunder for each Exhibit "B" Prospect shall be accomplished in accordance with the provision of Section 4.1.

	2.3	Exhibit "B" Prospect Selection Period.
	On Exhibit "B" is a column entitled "Option Period
Termination" wherein specific dates are listed corresponding with each Texaco presented Prospect.
McMoRan will have the right and option on or before the Option Period Termination date specified for each Prospect to elect whether or not it will commit to drill the corresponding Prospect. Should
McMoRan elect to drill a Prospect listed on Exhibit
"B", it will notify Texaco in writing of its election and the provisions of Article 5 shall apply to each Prospect so selected. With the exception of the Texaco
Prospects selected by McMoRan pursuant to
Section 2.2 above, should McMoRan fail to commit to drill an Exhibit "B" Prospect on or before the expiration of the Option Period Termination date, McMoRan's option to drill and earn such Prospect in accordance with the terms and conditions of this Agreement shall automatically terminate without any further action by either Party. Effective as of the expiration of the Option Period Termination Date the acreage associated with each of these Prospects, as determined by Texaco, shall be excluded from this Agreement and McMoRan will no longer have the right and option to earn any portion of such acreage or Prospect.

	2.4	Area of Mutual Interest.
	Absent an agreement to the contrary, in the event
on or before four (4) years from the Effective
Date of this Agreement McMoRan or its Affiliates acquires
an interest in a lease covering any of the
blocks identified on Exhibit "C", or any portion of such
blocks, then Texaco's rights and options as stated
in this Agreement regarding the overriding royalty and
working interest options shall apply to the interest
so acquired by McMoRan or its Affiliates.  Based on
Texaco's elections as provided herein, McMoRan or
its Affiliates will assign to Texaco the applicable
overriding royalty or working interest in and to the
acquired lease at no cost to Texaco.  If Texaco elects to
acquire a working interest, McMoRan or its
Affiliates will assign to Texaco Operating Rights in and
to the Prospect under which Texaco has elected to
acquire such working interest. Should Texaco elect to
acquire an overriding royalty, such overriding
royalty will be assigned to Texaco within thirty (30)
days of notice to McMoRan of such election.  Texaco
will acquire its proportionate share of the obligations,
if any, associated with the acquired interest.   In
addition, Texaco's overriding royalty or working interest in such acquired lease shall be in the same proportion as Texaco's previous interest in the lease if Texaco owned such an interest, or if Texaco did not have a previously owned interest in the lease, in the same proportion as the offsetting Lease in which Texaco has or had an ownership interest.

	In the event Texaco should acquire an additional or initial interest in any lease on a block listed on Exhibit "C", Texaco will commit and include such interest in and to this Agreement during the term hereof. McMoRan's rights and options as provided herein shall apply to any such additional or initial interest acquired by Texaco as to the additional or initial interest in such Exhibit "C" leases.

	2.5	Early Relinquishment Lease Schedule.
	Attached as Exhibit "A-1" is a list of Leases which shall be subject to this Agreement for the period of time shown in the "Option Period Termination
Date" column of said Exhibit "A-1".  Should
McMoRan commit to pursue the drilling of an Exploratory
Well on any of the Leases listed on Exhibit "A-
1" on or before the corresponding Option Period
Termination Date shown for a particular Lease by presenting its proposal to drill under Section 4.1, then that particular Lease shall remain subject to this Agreement and McMoRan's rights and options associated with such Lease(s) shall continue. For any Lease listed on Exhibit "A-1" where McMoRan does not commit to pursue the drilling of an Exploratory
Well on or before the Option Period Termination Date, this Agreement shall automatically terminate on the Option Period Termination Date as to each such Lease.


ARTICLE 3
3.	TERM OF AGREEMENT.
	3.1	Term.
	This Agreement shall begin on the Effective Date
and shall continue for a period of forty-two (42)
months (this 42 month period hereinafter referred to as
the "Primary Term").    If, prior to the end of
Option Period 3 as defined below, McMoRan has satisfied the minimum financial obligations as specified in Article 7, or is entitled to an extension as provided under Section 7.10, this Agreement will be automatically extended for an additional six (6) month period (hereinafter referred to as the "Extended
Term"). At the end of the Primary Term or, if this Agreement is extended as provided above, at the end of the Extended Term, the provisions of Article 26 shall apply.

	3.2 	Option Periods.
	To effect the purposes of this Agreement, the Primary Term shall be divided into four (4) separate periods or segments identified as "Option Period 1", "Option Period 2", "Option Period 3", and "Option
Period 4" (hereinafter referred to individually as "Option Period" and collectively as "Option Periods").
These periods shall run sequentially in numeric order with no lapse in time between the expiration of one
Option Period and the beginning of the next. The separate Option Periods shall be defined as follows:

	3.2.1	Option Period 1:	"Option Period 1" shall
begin on the Effective Date and continue for a period of eighteen (18) months.

	3.2.2	Option Period 2:	"Option Period 2" shall
begin on the first day of the nineteenth
(19th) month after the Effective Date and continue through the last day of the thirtieth
(30th) month.

	3.2.3	Option Period 3:	"Option Period 3" shall
begin on the first day of the thirty-first
(31st) month after the Effective Date and continue through the last day of the forty-second
(42nd) month.

	3.2.4	Option Period 4:	Should McMoRan be entitled
to "Option Period 4" as provided
in this Agreement, Option Period 4 shall begin on the first day of the forty-third (43rd) month after the Effective Date and continue through the last day of the forty-eighth (48th) month.

Once all applicable Option Periods have terminated, the only acreage McMoRan will have access to will be the acreage covered by the Farmout Agreement(s) and/or
Sublease(s) applicable to the Prospects
McMoRan has earned or elected to drill, subject to the provisions of Section 7.2.4.


ARTICLE 4

4.	PROSPECT IDENTIFICATION.
 4.1Prospect Identification.
	(a)	In the event, during the term of this
Agreement, McMoRan identifies a Prospect on the Contract Area on any Lease(s) subject hereto and wishes to propose the drilling of an Initial
Test Well thereon or on lands pooled or unitized therewith, such proposal by McMoRan shall be presented at a detailed technical meeting to Texaco, including without limitation, (1) a detailed presentation of McMoRan's geological, geophysical and engineering interpretations and evaluations, including, but not limited to McMoRan integrating any speculative and/or proprietary 3-D seismic reprocessing data, subject to any license or other contractual restrictions imposed upon McMoRan; (2) McMoRan's drilling and evaluation program and associated
AFE; (3) the proposed outline of the Prospect, possible exploration, delineation and/or development scenarios including cost estimates therefor, when available. Should McMoRan's proposed Prospect be comprised of all or a portion of more than one (1) Lease subject hereto or a Lease(s) or portions thereof and a lease (or portion thereof) not subject to this Agreement in which McMoRan owns an interest and/or has the right/option to earn an interest, McMoRan shall also provide to Texaco a proposed Allocation.
Except to the extent specifically restricted by contract with Third Parties, McMoRan shall, prior to the end of such technical meeting, provide Texaco with color copies of any and all data presented at such technical meeting.
Provided Texaco has a license to all the seismic data utilized in proprietary reprocessing by
McMoRan, in order to assist Texaco in determining whether or not to participate in the Initial
Test Well and Prospect as set forth below, McMoRan shall, subject to contractual restrictions, allow Texaco to utilize and work in McMoRan's offices any reprocessed proprietary 3-D seismic data which McMoRan has relied upon in proposing the Initial Test Well or Prospect and which directly relates to said well and/or Prospect.
This Section 4.1 shall not apply to a
proposal to drill a Texaco Co-Working Interest Owner
Initial Test Well by a Texaco Co-
Working Interest Owner which shall be governed by Section
4.2, below.

	(b)	The detailed technical meeting referenced
above in Section 4.1(a) shall be hosted by
McMoRan at McMoRan's offices in New Orleans upon ten (10) Business Days prior written notice to Texaco from McMoRan, unless mutually agreed otherwise by the Parties. Any technical meeting proposing an Initial Test Well shall be held no less than sixty (60) days prior to McMoRan spudding the Initial Test Well unless
otherwise mutually agreed.  Texaco and
McMoRan shall mutually agree on the Prospect description
and Allocation, if applicable,
including the acreage to be allocated to the Prospect and any depth limitation with respect thereto.
The acreage to be allocated to the Prospect will be sufficient to encompass the potential drainage area of all objective zones of the Prospect described on
a surface acreage basis in increments not
smaller than a 1/4 1/4 1/4 block.
If Texaco agrees with McMoRan's Prospect description and Allocation, if applicable, Texaco will have thirty (30) days to advise McMoRan of its
election as applicable under Section 5.3.2
herein. Should Texaco disagree with McMoRan's Prospect description and/or Allocation, then within ten (10) Business Days after the technical meeting described above, Texaco shall notify
McMoRan it disagrees with the Lease(s), or portions
thereof, McMoRan has identified as
constituting the Prospect and/or the Allocation, as applicable, and shall propose an alternate description. Failure by Texaco to notify McMoRan of its disagreement within such ten (10) day period shall be considered agreement by Texaco both to
the Lease(s), or portion thereof,
McMoRan has identified as comprising the Prospect and
also the Allocation, if applicable.  If
Texaco notifies McMoRan of its disagreement within the aforesaid time, then McMoRan and
Texaco shall meet at McMoRan's offices in New Orleans
within five (5) days after receipt by
McMoRan of the notification and seek to reach agreement
on the Leases or portion thereof
comprising the Prospect and the Allocation (if
applicable).  After good faith negotiations, if the
Parties fail to agree on the Lease(s) or portion(s)
thereof and depths comprising such Prospect at
such meeting, or the Allocation, if applicable, then immediately thereafter both Texaco and
McMoRan shall resolve said dispute consistent with the Prospect Dispute Resolution Procedure
(Exhibit "F").
(1)	Provided there is no potential Lease expiration,
within forty-five (45) days from
the date of the technical meeting or, if the Parties have been unable to agree on either the areas and depths of the Lease(s) comprising the
Prospect or the Allocation and have
had to resort to the procedures set forth in Exhibit "F", within ten (10) Business Days from the decision of the arbitrator, Texaco shall have
the option to make the elections as
specified under Section 5.3 below.
 	(2)	If the Lease where the proposed Initial Test
Well will be drilled will expire
within ninety (90) days, Texaco's aforesaid election
shall be made within ten (10)
Business Days of the meeting at which Texaco and McMoRan
attempted to resolve
their disagreement about the areas and depths of the
Leases comprising the Prospect or
the Allocation, as applicable.  This election shall be
made even if the Parties have been
unable to agree on the areas and depths of the Leases comprising the Prospect or the
Allocation and have elected to proceed under the Prospect
Dispute Resolution
Procedure (Exhibit "F"), and such dispute resolution procedure has not been completed on the date of Texaco's election.
 (c)	It is understood between the Parties hereto that
there may be occasions where Third
Parties are participating with McMoRan in the drilling of
a Prospect where McMoRan and said
Third Parties have previously executed an operating agreement covering the subject Prospect.
Should an operating agreement exist, McMoRan will have
the obligation to provide a copy of
the operating agreement to Texaco at least ten (10)
Business Days in advance of any working
interest participation election Texaco is required to
make.  The existing operating agreement
shall be the operating agreement to control operations on the Prospect. It is understood between the Parties hereto that in the event Texaco has to accept and ratify an existing operating agreement, in the event there are provisions in that operating agreement which are unacceptable to Texaco, McMoRan will in good faith attempt to amend
the operating agreement to satisfy
Texaco's concerns.
 (d)	Any election made by Texaco either to participate
as a working interest owner or to
retain an overriding royalty as detailed herein shall apply separately on a Prospect by Prospect basis. In the event a federal or state Unit is formed by applicable governmental authority, a single operating agreement covering the entirety of the Unit will be acceptable.

 4.2	Co-Working Interest Owner's Proposals.
 (a)This Section 4.2(a) governs a Texaco Co-Working
Interest Owner's proposal to drill an
Exploratory Well at a Remote Location on the Contract
Area.  This Section shall not apply to
the Initial Test Well proposed by McMoRan, which is governed by Section 4.1 above. Should a Texaco Co-Working Interest Owner propose the drilling of an Exploratory Well in the Contract
Area (or portion thereof) at a Remote Location prior to McMoRan proposing its Initial Test
Well applicable to an Exhibit A Lease, Texaco shall extend to McMoRan, subject to applicable existing contractual restrictions, the one-time option to participate in such well. Texaco shall provide McMoRan with all or that portion of the Co-
Working Interest Owner proposal Texaco
is contractually allowed to disclose. Texaco shall , subject to applicable existing contractual restrictions make, in its sole opinion, relevant geological, geophysical and/or engineering data available to McMoRan, if Texaco has any such data covering the proposal, and Texaco and McMoRan shall establish a Prospect therefor in accordance with the procedures described in
Section 4.1

(1)	McMoRan will have a one-time option to elect
whether or not it chooses to
participate in the drilling of the Co-Working Interest
Owner Exploratory Well.  This
option must be exercised within ten (10) Business Days of receipt of notice from
Texaco of the Co-Working Interest Owner proposal.  Should
McMoRan advise it is
willing to participate, Texaco will contact  its Co-
Working Interest Owners in the
Lease(s) under which the proposal has been made and propose farming out its interest in the Co-Working Interest Owner proposal to McMoRan covering the Prospect established under Section 4.1 above. Should the necessary number/required percentage of the Co-Working Interest Owners concur with Texaco's request to farmout, then the provisions of Article 5 shall apply to the Co-Working
Interest Owner's proposal and
such Exploratory Well shall be the Initial Test Well as provided hereunder. Should
McMoRan elect not to participate in the Co-Working
Interest Owner's proposal, then
McMoRan's right and option to drill and earn that portion of the Contract area associated with the Co-Working Interest Owner's
Exploratory Well Prospect shall
terminate and the Prospect will thereafter be excluded from this Agreement should the
Co-Working Interest Owner's Exploratory Well be drilled.
In the event McMoRan
elects not to participate in the Co-Working Interest
Owner's proposal, Texaco will have
the right and option to participate in said proposal and the Prospect associated with the proposal shall be excluded from this Agreement should the Co-Working Interest Owner
Exploratory Well be drilled.

(2)	If prior to Texaco's receipt of its Co-Working
Interest Owner's Exploratory
Well proposal McMoRan had identified an identical and/or similar Prospect pursuant to Section 4.1(a) on the Lease where the Texaco Co-
Working Interest Owner
Exploratory Well proposal has been made, McMoRan will continue to be required to make the election specified in this Section 4.2.

 	(3)	Notwithstanding anything to the contrary
stated in this Section 4.2, if the
existing agreements with Texaco's Co-Working Interest
Owners do not allow
McMoRan's participation in the Co-Working Interest Owners
proposal, or should any
of Texaco's Co-Working Interest Owners refuse to allow
Texaco to farmout all or a
portion of its interest in the Co-Working Interest Owners
Exploratory Well to
McMoRan, then McMoRan shall not be granted the right to
participate in the proposed
well and the acreage associated with the Co-Working
Interest Owners Prospect shall be
excluded from this Agreement should the Co-Working
Interest Owner's Exploratory
Well be drilled.  Texaco will have the right and option
to participate in said proposal
and the Prospect associated with the proposal shall be
excluded from this Agreement
should the Co-Working Interest Owner Exploratory Well be
drilled.
(b)	Should Texaco receive a Co-Working Interest Owner's
Exploratory Well proposal
covering a portion of the Contract Area where said well is to be drilled from an Existing Facility located on a Lease subject hereto, then Texaco may, but shall not be obligated to, offer
McMoRan the opportunity to participate in such proposal on the basis described in Section
4.2(a)(1), or as otherwise mutually agreed. If Texaco, in its sole discretion, chooses not to offer
McMoRan the opportunity to participate in the proposal, or should McMoRan elect not to participate in such offered opportunity, then the Prospect associated therewith will be specifically excluded from this Agreement and McMoRan's rights and options pursuant to this Agreement associated with the Co-Working Interest Owners
Prospect will terminate if the well
proposed is drilled.

 4.3	Restriction on Use of Existing Platforms.
  Notwithstanding anything to the contrary in Section 4.2 above, this Agreement in no way will be construed in any manner whatsoever as granting a right and/or option for McMoRan to utilize any platform, well, machinery, production equipment, pipeline and/or any other improvement and equipment in which it does not own an interest located on and/or associated with any Lease subject hereto, irrespective of a Texaco Co-Working Interest
Owner's proposal to drill a well from an existing platform into the Contract Acreage. McMoRan will have the obligation to negotiate and execute a mutually agreeable platform use and/or production handling agreement with Texaco and, if required, the other owners of said Platform and/or facilities thereof prior to McMoRan being given the opportunity to participate in a Texaco Co-Working Interest Owner's proposal. Should McMoRan fail to enter into a mutually agreeable platform use and/or production handling agreement, McMoRan shall be deemed to have forfeited its right to earn an interest in the Contract Acreage encompassing the Prospect the Texaco
Co-Working Interest Owner proposes to drill if said well is actually drilled. If McMoRan does execute the appropriate platform use and/or handling agreement and participates in any such Texaco Co-
Working Interest Owner well, such well shall be deemed to be the Initial Test Well for such Prospect and McMoRan shall be entitled to a Farmout Agreement or Sublease as the case may be.

	4.4	Election Not to Participate in a Co-Working
Interest Owner Well.
	Should McMoRan elect not to participate in a Texaco
Co-Working Interest Owner well
proposal and the well is drilled, McMoRan shall be deemed to have automatically forfeited its right and/or option to earn any portion of the Contract Acreage included in the Prospect covered by the Texaco Co-Working Interest Owners proposal. However, in the event McMoRan has independently identified a Prospect pursuant to Section 4.1 on the portion of the Contract Acreage to be evaluated by the Co-Working Interest Owners proposed well prior to receiving written notice of said Texaco Co-
Working Interest Owner proposal and if McMoRan's Prospect is not penetrated by the proposed well as same may be deepened or sidetracked in connection with the initial drilling operations for said well, McMoRan's forfeiture shall not include the geographic area assigned to McMoRan's Prospect, less the associated subsea depths forfeited by virtue of not participating in said Texaco Co-Working Interest
Owner's well proposal.  Notwithstanding anything in this
Section 4.4 to the contrary, it is fully understood and acknowledged that in the event both Texaco and McMoRan elect not to participate in the drilling of said Texaco Co-Working Interest Owner
Initial Test Well, the Contract Acreage
associated with the Prospect shall nevertheless be excluded from this Agreement and McMoRan's rights and options associated therewith shall terminate upon notice from Texaco if the well is actually drilled.

      4.5	Rights Limitation on Use of Existing Wells.
      Notwithstanding anything to the contrary in this Agreement, without the express approval of Texaco, McMoRan shall not have the right and/or option to participate in: (i) the deepening and/or sidetracking of any existing well which has been drilled into the Contract Acreage prior to the Effective
Date; and/or (ii) any well drilled from a platform by Texaco and/or its Co-Working Interest Owners in the Contract Acreage subsequent to the Effective Date for which McMoRan did not have a participating interest, that is also subsequently deepened and/or sidetracked into the Contract Acreage subject hereto.
In either event, the subsea depths portion of the Contract Acreage which McMoRan has not earned penetrated by said deepening and/or sidetracking originally made part hereof shall no longer be made subject to this Agreement upon notice from Texaco.

      4.6	Wells Proposed by Texaco after the Effective Date.
      During the term of this Agreement Texaco may identify one
or more Prospects and submit a
proposal to McMoRan to drill a well or wells, or to
deepen or sidetrack an existing Texaco well or wells
to evaluate such Prospect.  Texaco shall give McMoRan
notice  regarding Prospects developed by
Texaco and shall submit such proposals to McMoRan in
writing. Texaco's notice shall include an
identification of the Prospect and the information
regarding the well to be drilled.  It is agreed between
the Parties hereto that in the event Texaco proposes a
Prospect and well after the Effective Date of this
Agreement, the rights and options of Texaco and McMoRan
as to the Prospect and well proposed shall
apply as if the Prospect had been listed on Exhibit "B"
at the time of execution of this Agreement.  All
Exhibit "B" Prospects initiated under this Section 4.6
shall be established in accordance with the
procedures set forth in Section 4.1, with the exception
that Texaco shall propose the Prospect to
McMoRan and McMoRan shall have the right to accept the
Prospect for inclusion under the terms of
this Agreement.  Should McMoRan choose not to include
Texaco's Prospect under the terms of this
Agreement, Texaco will have the right and option to drill
or cause to be drilled the Prospect and exclude
the acreage associated with this Prospect from this
Agreement once the drilling contract to drill the
proposed well has been executed.
4.7	Access to Well Data. 4.7	Access to Well Data
tc  \l 2 "4.7	Access to Well Data"
During the term of this Agreement Texaco shall be entitled to receive, at no cost, a copy of any and all well data obtained from any well drilled or caused to be drilled by McMoRan or its Exploration
Program Co-venturers located on the Contract Acreage or lands pooled therewith under any Farmout
Agreement or Sublease.

      4.8	Protection from Drainage.
      The Parties hereto recognize that producible reservoirs common to both a Lease and adjacent or adjoining lands not listed on Exhibit A may exist. In the event McMoRan elects to develop or produce hydrocarbons from such common reservoirs from adjacent lands not listed on Exhibit A, McMoRan, in good faith, shall attempt to pool or unitize that portion of the Lease so as to reasonably protect the Lease from drainage. In addition, in the event a Third Party drills a well draining or capable of draining the Contract Acreage, McMoRan will have the obligation to take appropriate actions, to the extent it has the right to do so, to protect the Contract Acreage from drainage, including but not limited to drilling a well pursuant to this Agreement. Should McMoRan fail or refuse to timely take the above required steps necessary to protect the Contract Acreage from drainage, McMoRan shall forfeit that portion of the Contract Acreage subject to drainage upon receipt of a written demand from Texaco for the release of said acreage.

	4.9	Third Party Well Proposal Restriction.
	Prior to McMoRan drilling (or causing to be drilled) the Initial Test Well on a Prospect, or participating in a Texaco Co-Working Interest Owner
Exploratory Well on a Lease, only a permitted successor or assign of McMoRan, if any, to the rights and/or options prescribed herein, shall have the right and/or option to propose a well under this Agreement as to such Exhibit A Lease.

ARTICLE 5
5.	FARMOUT/SUBLEASE ACREAGE5.
	5.1	Individual Farmout Agreements.
	Pursuant to Section 4.1 above, should McMoRan identify one or more Prospects it chooses to drill on the Contract Acreage, the Parties shall enter into a separate Farmout Agreement or Sublease (if the
Prospect(s) is located on any portion of a Louisiana
State Lease), similar in form to that which is attached hereto as Exhibit "D" for the Farmout Agreement and Exhibit "E" for the Sublease, as appropriately modified to conform to the elections made under Section
5.3, below covering each Prospect McMoRan commits to drill. The intent of the Parties hereto is that each drillable Prospect identified by McMoRan shall be independent and not be combined with any other
Prospect. The rights, obligations and elections of the Parties, as stipulated in this Article 5, shall apply separately for each Prospect.

	5.2	Contract Acreage Restrictions/Limitations.
	Under each Farmout Agreement or Sublease, the geographic acreage associated with the identified
Prospect, including any geological restrictions/depth limitations, will be identified and specifically stated as constituting the Farmout Acreage or Sublease Acreage.
Each Prospect and the acreage associated therewith will be treated independently of the other
Prospects identified on the Contract Acreage. The acreage to be covered by the Farmout Agreement or Sublease and any restrictions or limitations associated therewith will be determined under Article 4. In the event the Parties hereto, after good faith negotiations, are unable to mutually agree on the acreage to be covered by the Farmout Agreement or Sublease, or any restrictions or limitations associated therewith, the Prospect Dispute Resolution Procedure , as more fully described in Section 4.1 shall apply. Should the Parties, after good faith negotiations, be unable to mutually agree on any term or condition to any Farmout
Agreement or Sublease other than those specified in the main body of this Agreement, or in the forms attached hereto as Exhibits "D" and "E", then the Parties agree that the particular Prospect subject to the disputed Farmout Agreement or Sublease shall be excluded from the Contract Acreage and McMoRan shall release same from this Agreement in a similar matter as provided under Article 26 .

	5.3	Texaco's Participation Options and Overriding Royalty.
	Under any Farmout Agreement or Sublease
contemplated pursuant to this Agreement, Texaco shall retain the continuing rights, options and elections as specified below:

	5.3.1	On Prospects listed on Exhibit "B", or
deemed, pursuant to Section 4.6 to be listed on Exhibit "B", presented by Texaco to McMoRan, Texaco shall:

	5.3.1.1	On each Lease in each Prospect that is
currently held by production or on which there is a well which satisfies the criteria of 30 CFR
250.111 on the Effective
Date of this Agreement, be carried, at no cost or expense, to Casing Point on the Initial Test Well, its substitute or an additional well. At Casing Point,
Texaco will have the option to (1) begin participating in the continued operations of the Initial Test Well and all subsequent operations on the Prospect pursuant to the terms and conditions of the applicable operating agreement, for a ******** working interest, or
(2) retain a ******** overriding royalty convertible to a ******** working interest in each Lease to the extent it is included in the Prospect at
Project Payout. In the event Texaco elects to acquire a working interest, in no event will Texaco be required to reimburse McMoRan for any costs or expenses incurred or accrued in regard to any operations conducted on or associated with the Prospect prior to Casing Point or conversion of its overriding royalty interest, whichever is applicable.

	5.3.1.2	On each Lease in each Prospect that is
not described in Subsection 5.3.1.1, be
carried, at no cost or expense, to Casing Point on the Initial Test Well, its substitute or an additional well. At Casing Point, Texaco will have the option to (1) begin participating in the continued operations of the Initial Test Well and all subsequent operations on the Prospect pursuant to the terms and conditions of the applicable operating agreement, for a ******** working interest, or (2) retain a ******** overriding royalty convertible to a ******** working interest in each Lease to the extent it is included in the Prospect at Project Payout.
In the event Texaco
elects to acquire a working interest, in no event will Texaco be required to reimburse McMoRan for any costs or expenses incurred or accrued in regard to any operations conducted on or associated with the Prospect prior to Casing
Point or conversion of its overriding royalty interest, whichever is applicable.

	5.3.2	On any Prospect not listed on Exhibit "B",
Texaco shall:

	5.3.2.1	On each Lease in each Prospect that is
currently held by production or on which there is a well which satisfies the criteria of 30 CFR
250.111on the Effective
Date of this Agreement, have the right and option to (1) participate with
McMoRan for a ******** working interest in the Initial Test
Well, its substitute or additional well under the terms and conditions of the applicable operating agreement, or (2)******** overriding royalty convertible to a ******** working interest in each such
Lease to the extent it is included in the Prospect at Project Payout. In the event
Texaco elects to convert its overriding royalty to a working interest, in no event will Texaco be required to reimburse McMoRan for any costs or expenses incurred or accrued in regard to any operations conducted on or associated with the Prospect prior to conversion of its overriding royalty interest.

	5.3.2.2	On each Lease in each Prospect that is
not described in Subsection 5.3.2.1, have the right and option to (1) participate with McMoRan for a ********working interest in the Initial
Test Well, its substitute
or additional well under the terms and conditions of the applicable operating agreement, or (2) ******** overriding royalty convertible to a ********working interest in each such Lease to the extent it is included in the Prospect at Project Payout. In the event Texaco elects to convert to its overriding royalty to a working interest, in no event will Texaco be required to reimburse McMoRan for any costs or expenses incurred or accrued in regard to any operations conducted on or associated with the
Prospect prior to conversion of its overriding royalty interest.

5.3.3 Under Subsections 5.3.1.1 and 5.3.1.2 above,
McMoRan shall pay ********of Texaco's share of the Well Costs to Casing
Point.

5.3.4 In the event Texaco elects to participate upfront with a working interest in the Initial
Test Well on a Prospect in accordance with the provisions of Section 5.3.2, then Texaco and McMoRan agree to enter into an agreement implementing such election, including provisions setting forth the requirements for McMoRan's earning of an assignment(s) of operating rights in accordance with this Agreement, obligating Texaco to execute the appropriate assignment(s) of operating rights (with no reservation of an overriding royalty interest) subject to the satisfaction of the applicable earning requirements, and providing that the Parties will share the costs and risks of the Initial Test Well as well as all subsequent operations on a non-promoted basis in accordance with the provisions of an operating agreement consistent with the provisions of
Section 5.13.

5.3.5	Should Texaco fail to timely notify McMoRan in
writing of its election to participate
for a working interest, then Texaco's election shall be deemed to be an election to retain an overriding royalty as specified under Section 5.3.

	5.4	General Farmout Agreement Terms and Conditions.
	Notwithstanding anything herein to the contrary in
Section 5.3 above, Texaco will either
participate and/or farmout or sublease to McMoRan all or that portion of its leasehold interest, as to which it does not elect to participate, in the Contract Acreage located in each Prospect McMoRan chooses to drill. Subject to Texaco's elections as stipulated in
Section 5.3 above, the Texaco interest in the Contract
Acreage to be farmed-out or subleased will vary. Each applicable Farmout Agreement or Sublease will state the Texaco interest being farmed-out or subleased.
Except as otherwise provided in this Agreement, the following terms and conditions shall be applicable to all the Farmout Agreements and Subleases executed by the Parties hereto pursuant to the provisions of this Agreement.

	5.4.1	Within ninety (90) days from the execution of
a Farmout Agreement or Sublease, or other mutually agreed period of time, McMoRan will, at its sole cost, risk and expense, and subject to rig availability and the obtaining of required permits, commence the drilling of the Initial Test
Well under the Farmout Agreement or Sublease. The surface location, bottomhole location and primary objective for the Initial Test Well shall be mutually agreed upon between Texaco and McMoRan, provided, however, in the event the Parties do not agree, McMoRan's proposal(s) shall govern unless Texaco elects, as provided in this Agreement, to participate in the drilling of the applicable well. Subject to the exception stated below, McMoRan will not be required to drill all Prospects identified during any Option Period simultaneously; however, McMoRan will have the obligation to drill the Initial Test Well on each Prospect consecutively during any individual Option Period with no more than ninety (90) days elapsing between rig release on the Initial Test Well on one Prospect as to which a Farmout Agreement or Sublease has been executed and commencement of the Initial Test Well on the next Prospect. The order in which all Initial Test Wells will be drilled during any individual Option Period, and the grouping of the Prospects, will be left to the discretion of McMoRan.
The well commencement deadlines
referenced herein, as will be reflected in the appropriate Farmout Agreements or Subleases, shall be subject to rig availability and the obtaining of required permits, consents and waivers (if any).

	5.4.2	If prior to reaching the Objective Depth on
any well drilled pursuant to the provisions stated in a Farmout Agreement or Sublease, conditions are encountered in such well which render further drilling operations impractical, McMoRan will have thirty (30) days in which to advise
Texaco of its election to drill a substitute well. In the event McMoRan elects to drill a substitute well, the well must be commenced within sixty (60) days after the date the rig is released from the previous well, subject to rig availability and the obtaining of any required permits. Any substitute well drilled will be drilled under the same terms and conditions as the well it is replacing.
McMoRan will not be required to pursue the drilling of the next Prospect located on the Contract
Acreage during a specific Option Period until it has drilled a well, or its substitute(s), to the Objective Depth on the Prospect where it was currently conducting drilling operations.

		5.4.3	In the event the Initial Test Well or
its substitute on any individual Prospect is (1) drilled to the Objective Depth, (2) satisfies the criteria under the provisions of 30 CFR 250.111 as a well capable of producing in paying quantities, and (3)
McMoRan, within sixty (60) days from rig release, commits in writing to Texaco its plans to install the necessary facilities as soon as possible to develop the hydrocarbons discovered, McMoRan will have earned an assignment from Texaco of Texaco's Operating Rights, as specified herein, in that portion of the Contract Acreage associated with the Prospect drilled from the surface down to the stratigraphic equivalent of the total depth drilled and logged, or such deeper depths as mutually agreed, (this well being an "Earning Well"), subject to the reservations stated in
Section 5.3 above.

		In the event any such Initial Test Well or its substitute or any subsequent well under Section 5.12 does not reach the Objective Depth due to encountering any formation which cannot be penetrated, or any adverse condition which cannot be overcome by means considered reasonable and appropriate in the industry and at reasonable cost, but such well satisfies the criteria described above in (2) and (3) of this Section 5.4.3, McMoRan will have earned an assignment of Operating
Rights, as specified herein in that portion of the Contract Acreage associated with the Prospect drilled from the surface down to the stratigraphic equivalent of the base of the deepest geological horizon that satisfies the criteria of 30 CFR 250.111 in such well, excluding any reserved depths
(this well also constitutes an Earning Well but limited as to depth described above). No such Earning Well shall preclude the drilling of a substitute well.

		5.4.4	Unless otherwise specifically stated in
this Agreement, any Operating Rights assignment made by Texaco in favor of McMoRan, pursuant to the provisions stated in the applicable
Farmout Agreement(s) or Sublease(s), will if applicable be made subject to Texaco retaining the overriding royalty specified in Section 5.3 in and to all production from the Prospect acreage before Project Payout (as defined below) for each Prospect. Under Farmout Agreements or
Subleases where Texaco retains an overriding royalty interest, at Project Payout, Texaco will have the option of retaining its overriding royalty interest in the Prospect or converting the retained overriding royalty interest to a ********working interest.
Texaco's election to
convert its overriding royalty to a working interest shall be exercisable on a Prospect by Prospect basis upon Project Payout as defined below.

5.4.5 McMoRan shall not earn or have the right to earn any interest in nor be responsible or liable for any existing wells, platforms, flowlines or environmental conditions which are located on any portion of the Contract Acreage prior to the Effective Date of this Agreement. In addition, notwithstanding anything herein to the contrary, under no circumstances will McMoRan be allowed to earn any productive sand segment in pressure communication with Texaco's wells located in or around any acreage covered by any Farmout
Agreement or Sublease executed
pursuant hereto except as otherwise mutually agreed. The pressure communication and common reservoir restrictions are found under Article 6 below.

5.4.6 The dollar amount of liquidated damages for failure to drill the Initial Test Well, to be filled in the blank space of each Farmout Agreement or Sublease, shall be an amount not to exceed ******** of the AFE dry hole cost for the Initial Test Well for each Prospect on which the Parties mutually agree liquidated damages will be appropriate.

	5.5	Impenetrable Substances.
	If McMoRan drills to a depth shallower than the agreed upon Objective Depth and encounters "impenetrables," including any formation which cannot be penetrated, or any adverse condition which cannot be overcome, by means considered reasonable and appropriate in the industry and at reasonable cost, McMoRan shall have the right to drill a substitute well in accordance with Subsection 5.4.2 above.

	5.6	Project Payout.
	"Project Payout" shall be defined as that point in time when the proceeds from the sale of production attributable to McMoRan's interest farmed in from Texaco in all successful wells drilled by McMoRan on a Prospect [exclusive of a) royalties which are to be paid or delivered to Lessor under the terms of the applicable leases, b) Texaco's overriding royalty, c) any other burdens of record covering the Contract Acreage existing prior to the Effective Date of this Agreement d) transportation charges allowed under the terms of the applicable Lease(s), e) Third
Party and/or Texaco processing, handling and transportation fees, and f) any production taxes], equal the sum of the total actual cost incurred by McMoRan attributable to McMoRan's interest farmed in from Texaco in the drilling, testing, completing, equipping and workover of all successful wells through the installation of the wellhead equipment, including any caissons and/or other type of well protectors, any flowlines or pipelines installed, production equipment exclusively purchased for said wells and/or a platform with production facilities installed to service such wells and production, and the monthly operating cost allocated to the wells. The determination of all Project Payout costs shall be made in accordance with the Accounting Procedure attached to the applicable Farmout Agreement or Sublease. Project Payout shall not include any costs or expenses associated in any way with any unsuccessful well(s) drilled or unsuccessful operations conducted in any well located on the Contract Acreage operated by McMoRan or in which McMoRan has an interest.

	5.7	Payout Notice.
	McMoRan shall promptly notify Texaco in writing at least thirty (30) days prior to the point in time when McMoRan anticipates Project Payout will occur on each individual Prospect.

	5.8	Option to Participate. 5.8
	On each Prospect where Texaco has elected to retain an overriding royalty before Project
Payout, Texaco shall have the option, on a Prospect by Prospect basis, to convert its retained overriding royalty interest to a working interest in all wells located on each Prospect earned by McMoRan, the equipment therein and thereon and the production therefrom, by giving written notice thereof to McMoRan within sixty (60) days after receipt of the aforementioned Project Payout notification. In the event Texaco exercises such option, McMoRan agrees to assign to Texaco, effective as of the date of Project Payout, an undivided ******** of its rights in and to the wells, the equipment therein, thereon and related thereto, and the production therefrom attributable to the interest covered by the applicable Farmout Agreement or Sublease. McMoRan shall reassign to Texaco ******** of the Operating Rights originally conveyed by Texaco to McMoRan in said Prospect(s). The assignment from McMoRan to Texaco shall be free and clear of all burdens except Lessor's royalty and other burdens of record covering the earned Contract
Acreage existing prior to the Effective Date of this Agreement.


	5.9	Overriding Royalties.
	Any overriding royalties reserved by Texaco pursuant to any Farmout Agreement or Sublease shall be delivered or paid to Texaco as herein-below provided:

(a) The overriding royalties which are reserved herein on oil and/or other liquid hydrocarbons that are produced from a Prospect, shall be an amount equal to the percent of total production produced and saved at the wellhead, the separator or drips;
the same shall be delivered to the credit of Texaco in the pipeline to which the well(s) may be connected, free of all costs except that the overriding royalty shall bear its proportionate share of Third Party transportation costs actually incurred, if any;
provided, however, if McMoRan, or an affiliate of McMoRan, purchases or sells such oil and/or other liquid hydrocarbons at the well(s) or at a delivery point on or off the leased premises, McMoRan shall pay the price being paid for such oil and/or other liquid hydrocarbons under an arm's-length transaction at the point of sale for such oil and/or other liquid hydrocarbons, or the resale price received by McMoRan, or any affiliate of McMoRan, whichever is greater, for its own oil and/or other liquid hydrocarbons produced from said well(s) received at the well(s) or at a delivery point on or off the leased premises after the deduction of Third Party transportation cost actually incurred, if any. In no event shall the price paid be less than the price received by McMoRan, or an affiliate of McMoRan, after the deduction of Third Party transportation cost actually incurred, if any, whichever is greater. Anything to the contrary notwithstanding, the price used for determining
Texaco's overriding royalties
shall not be less than the price used for royalty valuation in favor of the Minerals
Management Service, as Lessor of its respective leases described herein, or the State of Louisiana, as Lessor of its respective leases.

(b)	The overriding royalties which are reserved herein
on gas, casinghead gas and/or other
gaseous substances shall be an amount equal to the percent of total production specified above which may be produced and saved from the Prospect at the well(s) or on the lease, the same to be delivered to the credit of Texaco in the pipeline to which the well(s) my be connected, free of all costs except that the overriding royalty shall bear its proportionate share of Third Party transportation costs actually incurred, if any;
provided, however, if McMoRan purchases, utilizes or sells same at the well(s) or at a delivery point on or off the leased premises, McMoRan shall pay the resale price realized therefrom by McMoRan, or an affiliate of McMoRan, but in no event less than the gross proceeds received from the sale of such gas, after deducting the costs of any required dehydration, separation and Third Party transportation of such gas which occur on the leased premises or at a delivery point off the leases premises. Anything to the contrary notwithstanding, the price used for determining
Texaco's overriding royalties
shall not be less than the price used for royalty valuation in favor of the Minerals
Management Service, as Lessor of its respective leases described herein, or the State of Louisiana, as Lessor of its respective leases described herein.

	(c)	The overriding royalty interest herein
reserved shall bear its proportion of all production related taxes, if any, which now or hereafter become applicable thereto or affect same, as well as its proportionate part of all oil or gas used for operations hereunder. However,
McMoRan shall pay to Texaco the proportion of said taxes charged to the overriding royalty interest herein reserved which are refunded to McMoRan by the purchaser of production.

	(d)	Texaco may, at any time or from time to time,
require that the payment of any or all of the above reserved overriding royalties be made in kind upon thirty (30) days written notice.
Any gas contract with a term exceeding six (6) months executed by McMoRan after the date hereof shall provide that upon thirty (30) days written notice of Texaco's intention to take its overriding royalty gas in kind, such overriding royalty gas shall be released from the contract. The right to take overriding royalty in kind is entirely separate as to oil and gas; that is, Texaco may take the royalty oil without taking the gas, or vice versa, and said right may be exercised as to either of said products from time to time.

(e) Payments of the aforesaid overriding royalties shall be made by McMoRan to Texaco as to oil monthly between the first and the end of the calendar month next succeeding the month in which the oil which is covered hereby is sold or utilized, and as to gas monthly between the first and the end of the second calendar month next succeeding the month in which the gas which is covered hereby is sold or utilized. Such overriding royalties are over and above the royalty and overriding royalties
McMoRan is obligated to pay to the
Lessor and others under the applicable Lease(s). McMoRan agrees it will remit to
Texaco, in the time period set out above, the full amount of the overriding royalty due Texaco regardless of the number of co-venturers
McMoRan may have in the
Prospect, if any. Texaco shall look only to McMoRan for the payment of its overriding royalty.

	5.10	Proportionate Reduction.
	All percentage interests of Texaco referred to in this Article 5 assume that the Texaco Leases cover the entirety of the mineral interest in each Lease subject to this Agreement and that Texaco has the right to one hundred percent (100%) of the working interest in any well hereunder. In the event that Texaco's interest in any existing Lease is less than one hundred percent (100%) of the mineral interest in any Lease subject hereto, or if Texaco has less than the right to 100% working interest in any well, then the percentage interests of Texaco and Operating Rights interest McMoRan is entitled to receive, and McMoRan's obligations to bear costs and liabilities, shall be proportionately reduced to reflect the actual interests of Texaco in the Contract Acreage, Leases and Prospect prior to McMoRan earning a portion thereof pursuant to the applicable Farmout
Agreement or Sublease.

5.11	Failure to Drill the Initial Test Well.
Should McMoRan fail to commence or cause to be commenced operations for the drilling of the Initial Test Well on the farmed-out or subleased Prospect or lands pooled or unitized therewith in accordance with the terms of the Farmout Agreement or Sublease, then the Farmout Agreement or Sublease shall terminate and McMoRan shall be subject to the liquidated damages penalty stated in the applicable Farmout Agreement or Sublease.
Notwithstanding the payment of the penalty as specified in the Farmout Agreement or Sublease, McMoRan shall continue to have the right and option to again propose the drilling of an Initial Test Well on a Prospect created pursuant to the provisions stated in
Article 4 above.

5.12	McMoRan's Continuous Option to Earn.
It is understood and agreed that in the event McMoRan drills the Initial Test Well and/or substitute therefor and fails to earn an interest in the Operating Rights associated therewith pursuant to the terms and conditions of this Agreement, McMoRan may drill additional well(s) under the applicable
Farmout Agreement or Sublease or, at its option, shall have the continuing right and option to earn the acreage in the Prospect it has failed to earn by including the acreage in another Prospect under another
Farmout Agreement or Sublease.

5.13	Operating Agreement Execution.
In the event Texaco elects to participate with a working interest in the Initial Test Well pursuant to Sections 5.3.1 or 5.3.4, Texaco and McMoRan shall execute an operating agreement substantially similar in form to the one attached hereto as Exhibit "G" within ten (10) Business Days of Texaco's election to participate. A separate operating agreement shall be executed for each Prospect in which Texaco elects to participate with a working interest.

	Should McMoRan propose the drilling of an Initial
Test Well pursuant to Section 4.1 above, and Texaco subsequently elects to participate in the drilling of said well pursuant to Section 5.3.2
,Texaco and McMoRan shall, as soon as reasonably possible from Texaco's election to participate, enter into an operating agreement substantially similar in form to that which is attached hereto as Exhibit "G"
(the Parties acknowledge that changes in such form may be necessary to accommodate requests of Third
Parties) to cover the Lease(s) (or the portion thereof) within the Prospect, such operating agreement to be effective as of the date of Texaco's election to become a working interest co-owner, irrespective of when such agreement is executed. In the event an operating agreement is already in place between McMoRan and its co-owner(s), Texaco shall be provided a copy of such operating agreement at the detailed technical meeting referred to in Section 4.1 above. Texaco will be required to accept and ratify such existing operating agreement if it so elects to become a working interest co-owner specifically subject to McMoRan's agreement and obligation to, in good faith, attempt to amend such operating agreement to satisfy any objections Texaco has to such operating agreement.

	In the event McMoRan earns an interest in any Prospect farmout or sublease acreage and Texaco elects to convert its retained overriding royalty
interest to a working interest in an individual Prospect at Project Payout, the Parties shall enter into a mutually acceptable form of operating agreement, similar in form to that which is attached as Exhibit "G", that will apply exclusively to and control further operations on that particular Prospect.  The operating agreement
shall be negotiated as soon as reasonably practical
after Texaco has made its election to convert its
overriding royalty to a working interest. Texaco's election to convert its overriding royalty to a working interest shall apply separately to each Prospect at Project
Payout of that particular Prospect.  An election by
Texaco to convert its overriding royalty to a working interest on one Prospect shall not apply to any other Prospect. In the event an operating agreement is already in place between McMoRan and its co-owner(s),
Texaco shall be provided a copy of such
operating agreement at the time it receives notice from McMoRan that Project Payout will soon be
reached.   Texaco will be required to accept and ratify
such existing operating agreement if it so elects to become a working interest co-owner specifically subject to McMoRan's agreement and obligation to, in good faith, attempt to amend such operating agreement to satisfy any objections Texaco has to such operating agreement.


5.14	Designation of Operator.
Should an Initial Test Well be proposed by McMoRan on a Prospect which encompasses all or a part of a Lease in which Texaco is the one hundred percent (100%) owner and Operator, Texaco shall designate McMoRan, under the terms hereof, Operator of the Contract Area necessary to drill the proposed well. Should said Initial Test Well be proposed by McMoRan on a Lease in which Texaco is not the one hundred percent (100%) owner, but is the designated Operator, as indicated thereon, Texaco will provide McMoRan with Designation of Operator forms, under the terms hereof, naming McMoRan
Operator thereof, after receipt from McMoRan of notice that all other record title and applicable operating rights owners of the Contract Acreage in question have agreed to designate McMoRan as operator. Should said Initial Test Well be proposed by McMoRan on a Lease in which Texaco is not the designated Operator, Texaco will timely provide McMoRan, under the terms hereof, with Designation of Operator forms subsequent to McMoRan providing Texaco with written concurrence from Texaco's co-owner(s) that they have agreed to designate McMoRan as Operator. Notwithstanding anything to the contrary in this Section 5.14, should McMoRan fail to earn an interest in the Operating Rights as prescribed herein, McMoRan shall automatically relinquish operatorship to the entity previously designated as operator for that portion of the Contract
Acreage McMoRan was designated operator.
Should Texaco at any time become a working interest owner in any Prospect, and in any operation subsequent to the drilling of the Earning Well or its substitutes, Texaco shall have the option, but not the obligation to assume the responsibility of Operator and the designated applicant under the applicable regulations for oil spill financial responsibility purposes for the Prospect on which it has become a working interest owner if the majority of the owners in such Prospect mutually agree (or such other percentage that may be specified in the applicable operating agreement).


ARTICLE 6
6.	PRESSURE COMMUNICATION AND COMMON RESERVOIRS.
	6.1	Pressure Communication Restriction
		Notwithstanding anything to the contrary in any other Section in this Agreement, any productive sand interval encountered in any well drilled or caused to be drilled by McMoRan under this Agreement that is in reservoir or pressure communication with a productive sand interval that is producing or is capable of producing in Paying Quantities from any well drilled prior to the drilling of a McMoRan well on a Lease by Texaco or its co-owners shall be excluded from this Agreement and specifically reserved by Texaco. If at any time McMoRan proposes to drill a well which could encounter a sand interval(s) which could potentially be in reservoir or pressure communication with a productive sand interval(s) that is producing or capable of producing in any such existing well as described above, prior to drilling such well
Texaco and McMoRan will establish the criteria for determining whether the well once drilled would be in reservoir or pressure communication. In the event
McMoRan drills a well and encounters a sand interval(s) not originally anticipated to contain hydrocarbons in Paying Quantities but, upon review by either Party is believed to potentially be in reservoir or pressure communication with a productive sand interval(s) that is producing or capable of producing in Paying Quantities in an existing well as described above, the Parties hereto will exchange information and shall meet as soon as reasonably possible to establish the criteria for determining whether or not the interval(s) in question is actually in reservoir or pressure communication.

	McMoRan shall provide Texaco a geologic, geophysical and engineering review ("the Technical
Review") before or after reaching total depth in any well drilled hereunder that encounters a productive hydrocarbon zone that may be in communication with a productive horizon in such an existing well drilled by Texaco or its co-owners. Texaco shall advise McMoRan within 90 business days of the Technical
Review if it, in good faith, believes that a sand interval encountered in such well is potentially in reservoir or pressure communication with a sand interval that is producing or capable of producing in Paying
Quantities from such an existing well drilled by Texaco or its co-owners. McMoRan and Texaco shall provide reasonable access to available geologic, geophysical and engineering data. If Texaco fails to give McMoRan notice within the 90 day period Texaco shall cease to have any rights to claim that any interval encountered in McMoRan's well is in reservoir or pressure communication with such an interval in a Texaco well.

 	In the event there is a disagreement between Texaco and McMoRan as to whether or not such a Texaco well containing a producing sand, or sand capable of producing in Paying Quantities, is in reservoir or pressure communication with a productive sand, or sand capable of producing in McMoRan's well, then within 180 days after the Technical Review or;
if customary and necessary pressure data specific to the interval in question in McMoRan's well is not then available; 90 days following receipt of such data, Texaco and McMoRan shall furnish all available geological, geophysical and engineering data, including bottom hole pressure data and reservoir characteristics, to a mutually acceptable engineering firm to determine, with reasonable confidence, whether or not reservoir or pressure communication exists between such intervals. The decision of the engineering firm shall be final and binding on the Parties hereto. The cost of the work performed by the engineering firm shall be shared equally between Texaco and McMoRan.

	In the event the only sand interval(s) capable of producing hydrocarbons in commercial quantities discovered in a well drilled by McMoRan is in reservoir or pressure communication with one or more sand interval(s) producing or capable of producing in Paying
Quantities from such an existing Texaco well(s), then unless otherwise agreed by the Parties, McMoRan shall not earn any portion of the Prospect as a result of the drilling of that well. For the purpose of this Agreement, this particular well shall be considered unsuccessful and the provisions of Section 5.4 above as to wells incapable of producing in Paying Quantities shall apply.

	In the event that Texaco has timely notified
McMoRan that a sand interval in a McMoRan well is potentially in reservoir or pressure communication with such an existing Texaco well as described above, and the issue has not been previously resolved, prior to producing any such sand interval, McMoRan will gather at McMoRan's expense the pressure data in McMoRan's well in the interval necessary to assist both Parties in determining whether or not such sand interval is actually in reservoir or pressure communication with a sand interval producing or capable of producing in such an existing Texaco well.

	6.2	Common Reservoirs.
	In the event McMoRan drills a well located on a Prospect that discovers a reservoir(s) not in reservoir communication with a productive sand interval(s) that is producing or is capable of producing in paying quantities from a well drilled by Texaco or its co-owner(s) located on the lease, but which discovered reservoir(s), based on well information and available seismic data, underlies both the Prospect and acreage owned by Texaco located outside the Contract
Acreage and not covered by this Agreement
("non-farmout acreage"), McMoRan shall, prior to producing said well enter into an agreement with Texaco calling for the unitization of the common
Reservoir(s).

	An initial determination of equity interest between Texaco and McMoRan in the common reservoir(s) will be based on available geologic, engineering, and geophysical data to develop composite equivalent net acre feet within most likely limits of the common Reservoir(s) underlying the Prospect and non-farmout acreage. Equivalent net acre feet (gas and oil net acre feet shall be added together at the ratio of six (6) thousand cubic feet to one (1) barrel of liquid ratio) shall be determined for the common
Reservoir(s) from isopach and/or isochore maps prepared by Texaco and/or McMoRan. If more than one
Reservoir is common between the Prospect and non-farmout acreage, the total composite net acre feet for the Prospect and non-farmout acreage shall be determined by summing all the net acre feet for the various common reservoirs. Texaco's and McMoRan's interest ownership in the unit shall be determined based on a ratio of the net acre feet allocated to the Prospect and non-farmout acreage as that acreage bears to the total net acre feet of the common reservoir(s). The
Parties will endeavor to determine the initial equity interest no later than 180 days from rig release from the earning well.

	In the event there is a disagreement between Texaco and McMoRan as to the most likely limits of the common Reservoir(s) as based on available geologic, engineering, and geophysical data and as depicted on the isopach and isochore maps prepared by Texaco and/or McMoRan, or Texaco and McMoRan cannot agree upon the calculation of the composite net acre feet of said Reservoir(s) as between the acreage covered by this Agreement and the non-farmout acreage, Texaco and McMoRan shall furnish all available geological, geophysical and engineering data, including bottom hole pressure data and Reservoir characteristics, to a mutually acceptable oil and gas consulting firm to prepare isopach and isochore maps and calculate the composite net acre feet of said Reservoir(s). The isopach and isochore maps prepared by the consulting firm shall be the ones used by the Parties hereto. The cost of the work performed by the consulting firm(s) shall be shared equally between Texaco and McMoRan. In no event will McMoRan produce any common Reservoir in any well drilled pursuant hereto until all outstanding issues between Texaco and McMoRan have been resolved regarding the sharing of production from and equity interest in such common Reservoir(s). Texaco shall prepare the appropriate unitization agreement and forward such agreements to McMoRan for negotiation, review and comments. In such agreements
Texaco shall address cost equalization and equity determinations and/or redeterminations as appropriate.
Once the unitization agreement(s) is/are executed by Texaco and McMoRan, McMoRan will be allowed to produce the well that encountered a common Reservoir(s).
Commitment of all or any portion of the
Prospect to a Unit shall not reduce McMoRan's cost recoupment rights under the applicable Farmout
Agreement or Sublease.

	In the event, prior to drilling any well on any Prospect subject hereto, McMoRan determines it will encounter a geological horizon that may contain commercial quantities of hydrocarbons which could possibly underlie both a portion of the Contract Acreage and acreage owned by Texaco not subject to this Agreement, McMoRan shall advise Texaco of this possibility and propose the formation of a Unit. Should the Parties agree to form a Unit prior to McMoRan drilling said well, an agreement covering the Parties rights and obligations in the proposed Unit shall be executed by the Parties. Failure by the Parties to reach an agreement will not preclude McMoRan from drilling its well on the Prospect in accordance with the provisions stated herein.


ARTICLE 7
7.	FINANCIAL OBLIGATIONS.
7.1	Obligation to Fund Exploratory Operations.
	During the term of this Agreement, McMoRan shall
have the obligation to spend, subject to
Section 7.3 below, not less than One Hundred Million
dollars ($100,000,000.00) on Exploratory Wells
and Exploration Activities on or directly associated with
Texaco's interest in the Contract Acreage and
Leases associated therewith.   Satisfaction of this
obligation to spend is strictly to be determined based on Texaco ownership interest in a Lease or lands pooled or unitized therewith as that interest exists on the Effective Date of this Agreement. In no event will McMoRan be allowed to satisfy the obligation to spend the committed funds as stated above on any other ownership interest of any party in any Lease or lands pooled or unitized therewith. (As an example, if Texaco owns a 50% interest in a Lease, and McMoRan farms-in all of Texaco's and the other leasehold owners interest in the Lease, should McMoRan spend $1,000,000.00 drilling a well under the farmout, McMoRan will be allowed to credit only $500,000 in satisfying its expenditure obligation to Texaco.)

7.2	Spending Schedule.
	The spending obligation of McMoRan as described above shall be divided into four (4) separate periods or segments to coincide with the Option Periods described in Section 3.2 above. "Spending
Schedule 1" will  coincide with "Option Period 1",
"Spending Schedule 2" will coincide with "Option
Period 2",  "Spending Schedule 3" will coincide with
"Option Period 3", and "Spending Schedule 4" will coincide with "Option Period 4" (hereinafter referred to individually as "Spending Schedule" and collectively as "Spending Schedules"). These Spending
Schedules shall run sequentially in numeric order with no lapse in time between the expiration of one
Spending Schedule and the beginning of the next. The separate Spending Schedules shall be defined as follows:

	7.2.1	Spending Schedule 1:	"Spending Schedule 1"
shall begin on the Effective Date and
continue until the end of the eighteenth (18th) month from the Effective Date and shall cover forty percent (40%) of the obligatory amount stated in Section 7.1 McMoRan is required to spend pursuant to this Agreement.

	7.2.2	Spending Schedule 2:	"Spending Schedule 2"
shall begin on the first day of the
nineteenth (19th) month after the Effective Date and continue through the last day of the thirtieth (30th) month and shall cover thirty percent
(30%) of the obligatory amount stated
in Section 7.1 McMoRan is required to spend pursuant to this Agreement.

	7.2.3	Spending Schedule 3: "Spending Schedule 3"
shall begin on the first day of the thirty-first (31st) month after the Effective Date and continue through the last day of the forty-second (42nd) month and shall cover thirty percent (30%) of the obligatory amount stated in Section 7.1 McMoRan is required to spend pursuant to this Agreement.

	7.2.4	Spending Schedule 4:	With respect to
Option Period 4, there shall be no Spending
Schedule and McMoRan shall not be obligated to spend any obligatory amount during such Option Period. During Option Period 4 Texaco and
McMoRan shall have the same
rights and obligations hereunder as existed during Option
Periods 1, 2 and 3 (except for
McMoRan not having any minimum expenditure or well commitment obligations). As to any Prospect that is established and on which McMoRan commits to participate in the drilling of an Exploratory Well prior to the end of Option Period 4, the Parties shall use their best efforts to mutually agree upon and execute the appropriate Farmout Agreement or Sublease as provided herein prior to the end of Option
Period 4 but, if despite such
efforts, such Farmout Agreement or Sublease is not executed by both Parties prior to the Option Period 4 expiration date, this Agreement will survive such expiration date as to, and only as to, such Lease or portions thereof included in a previously agreed upon
Prospect to be included under a Farmout Agreement or Sublease (including any Farmout
Agreement or Sublease agreed to by Texaco and McMoRan executed within sixty (60) days of the end of Option Period 4). If the Parties are unable to mutually agree upon and execute the appropriate Farmout Agreement(s) or Sublease(s) within sixty (60) days from termination of the remainder of this Agreement as provided under Article 26, then the rights and obligations of the Parties hereto shall terminate as to any Lease or portion thereof not included under a fully executed Farmout
Agreement or Sublease.  The sole
consequence of any failure by McMoRan to drill an Exploratory Well that is committed to during Option Period 4 (other than any mutually agreed liquidated damages incorporated into the applicable Farmout Agreement or Sublease) shall be the forfeiture of all rights as to the affected Prospect.

7.3	Exploratory Wells and Other Exploration Activities.
	For purposes of determining what funds will be
credited to McMoRan in the fulfillment of its
obligation to spend the funds stated in Section 7.1, the
Parties hereto agree that at least eighty percent
(80%) of the funds allocated to each Spending Schedule
must be spent by McMoRan on Well Costs
directly attributable to Exploratory Wells, and any
substitute wells or additional wells prior to earning or
which earns an interest in the affected Prospect drilled
therefor pursuant to this Agreement.   Funds
actually spent or funds committed to be spent by McMoRan
on Exploratory Wells during any singular
Spending Schedule period shall be credited to McMoRan for
that particular Spending Schedule.  For
funds committed to, but not spent, in any Spending
Schedule period, those funds will be credited to the
Spending Schedule period for which they were committed as
long as the funds are fully spent in the
subsequent Spending Schedule period.  If the committed
funds are not fully spent in the subsequent
Spending Schedule period, McMoRan will lose the credit it
had received for the committed funds it did
not spend.   The credit previously given for the
committed funds will be reversed out of the applicable
Spending Schedule period and a determination of whether or not any deficit penalty is due pursuant to
Section 7.4 will be made. If a deficit penalty is due, payment of such penalty will be handled as provided under Section 7.4 below.

In regard to the remaining required expenditure obligation due during any individual Spending
Schedule, McMoRan shall have the option, if it chooses not to spend the remaining funds or portions thereof on drilling Exploratory Wells, to derive such remaining expenditures from any Exploration
Activities, other than those Exploration Activities directly associated with the drilling of Exploratory
Wells, conducted during a Spending Schedule period. Funds actually spent or funds committed to be spent by McMoRan on these Exploration Activities during any singular Spending Schedule period shall be credited to McMoRan for that particular Spending
Schedule. For funds committed to but not spent in any Spending Schedule period, those funds will be credited to the Spending Schedule period for which they were committed as long as the funds are fully spent in the subsequent Spending Schedule period.
If the committed funds are not fully spent in the subsequent Spending Schedule period, McMoRan will lose the credit it had received for the committed funds it did not spend.

	Any funds spent in excess of the funds, as described in this Section 7.3, actually spent or committed to be spent during any Spending Schedule period shall be credited toward satisfying the following Spending Schedule period(s).

Notwithstanding anything herein to the contrary, McMoRan will be allowed to take credit for allowable Exploratory Activities expenditures incurred between November 17, 1999 and the Execution
Date on Leases subject to this Agreement.

7.4	Spending Schedule Deficit Penalty.
	Should McMoRan fail to spend, and/or commit to spend, the required funds necessary to meet or exceed the expenditure amounts stated in any Spending
Schedule, subject to Section 7.5 below,
McMoRan will have the obligation, within thirty (30) days of receipt of notice from Texaco, to pay to Texaco in cash, as directed by Texaco, ******** of the funds in any single Spending
Schedule not spent or committed to be spent for that particular Spending Schedule period.
Notwithstanding anything herein to the contrary, in the event any preferential rights to purchase any interests subject hereto are exercised as specified in
Section 12.2 below, and McMoRan is not entitled to earn an interest in the applicable Prospect as provided herein, then McMoRan will be given credit against the spending obligations set out in Section 7.2 above, after the Exploratory Well is drilled, for the Well
Costs it would have spent (based on the cost to drill, log and temporarily or permanently plug and abandon the Exploratory Well as estimated in McMoRan's AFE for said Exploratory Well) for the account of Texaco had it been allowed to participate in the drilling of such Exploratory Well.

	7.5	Spending Schedule Deficit Penalty Deferral.
	Notwithstanding the obligation to pay a deficit
penalty as described in Section 7.4 above, during
any Option Period McMoRan, upon mutual agreement between
the Parties hereto, which agreement will
not be unreasonably withheld by either Party, will be
allowed to defer up to twelve and one-half percent
(12.5%) of the Spending Schedule amount required to be
spent during any Option Period as a result of
McMoRan's inability, after attempting in good faith, to
cause an Exploratory Well to be drilled on a
Prospect included under a Farmout Agreement or Sublease.
The amounts to be deferred shall be based
on the cost to drill, log and temporarily or permanently
plug and abandon the Exploratory Well as
estimated in McMoRan's AFE for the well(s) that would
have been drilled.  The deferred amounts shall
be added to the total amount of the required funds to be
expending under the following Spending
Schedule.   If in fact funds are deferred from one
Spending Schedule to the next, the amount deferred when added to the existing amount required to be spent within a Spending Schedule shall establish, and for purposes of this Agreement, a new revised Spending
Schedule for the applicable Option Period. In the event all funds are not spent by the end of Option
Period 3, or Option Period 4 as the case may be, the deficit penalty as specified in Section 7.4 above shall apply.

	7.6	Liquidated Damages Credit.
	During the term of this Agreement, should
liquidated damages come due as a result of
McMoRan's failure to drill a well as provided under any
applicable Farmout Agreement or Sublease, any
payments due to Texaco shall not be in addition to the
penalty as specified in Section 7.4 above.  When
liquidated damages are incurred, McMoRan shall note these
amounts on the monthly reports as specified
in Section 7.8 below.  No payment of any liquidated
damages shall be owed to Texaco until the deficit
penalty for any Spending Schedule Option Period has been
determined.  If a deficit penalty is due, the
amount of the liquidated damages owed to Texaco shall
replace that portion of the deficit penalty that is
equal to the cumulative liquidated damages incurred for
that Spending Schedule Option Period.  If the
cumulative liquidated damages exceed the deficit penalty
the difference in the two amounts shall be
deferred to the next Option Period.   This carried
forward portion of the liquidated damages shall be added to any liquidated damages incurred in that particular
Spending Schedule Option Period.  At the end of this
Spending Schedule Option Period reconciliation of the liquidated damages and deficit penalty for that particular Spending Schedule Option Period shall be handled in the same manner as specified above for the previous Spending Schedule Option Period. If at the end of the Option Period 2 there are liquidated damages amounts remaining after accounting for the deficit penalty as specified herein, the liquidated damages will be added to the funds McMoRan is required to spend for Spending Schedule 3. In the event liquidated damages remain or become due at the end of Option Period 3, those funds shall be paid to Texaco after adjusting for the deficit penalty as specified in this Section 7.6; provided, however, in the event the term of this Agreement is extended and Option
Period 4 is applicable, the amount of such liquidated damages shall be reduced by the amount of any expenditures incurred or commitments made by McMoRan during Option Period 4. Notwithstanding anything herein to the contrary, if any liquidated damages become due during the term of this Agreement
McMoRan, at its sole option and upon written notice to Texaco, shall have the right to add the amount of the liquidated damages to the amount it is obligated to spend in any Spending Schedule.

7.7	Exhibit "B" Well Commitment.
	Notwithstanding anything herein to the contrary regarding this Article 7, after McMoRan has selected the two (2) or more Texaco Prospects listed on Exhibit "B" it chooses to specifically commit to drill for the purpose of satisfying the $10,000,000 commitment specified in Section 2.2 above, McMoRan shall have the obligation, not option, to drill these wells in accordance with the applicable
Farmout Agreement or Sublease. The first $10,000,000.00 of the funds spent by McMoRan in regard to these two (2) or more obligatory wells shall not be included in the amounts required to be spent by McMoRan to satisfy its spending obligations specified in
Section 7.1.  However, any amount spent in
excess of said $10,000,000.00 shall be credited toward satisfying the obligation specified in Section 7.1 above.

7.8	Accounting Report.
McMoRan will record and document the expenditures it makes in satisfying its expenditure obligations as stated herein. McMoRan will provide
Texaco with a report every month beginning the month following the first month after the Effective Date where McMoRan expends any funds pursuant hereto. Each report shall detail the expenditures
McMoRan has incurred or committed to incur that are known at the time the report comes due. This report shall be due by the fifteenth (15th) of the month following the reporting month. Within sixty (60) days after the end of any Spending Schedule period, McMoRan will provide a summary report for the preceding
Spending Schedule period. In all reports prepared by McMoRan, McMoRan will summarize the amount of funds spent or committed to be spent claimed during the applicable month or Spending Schedule period.

7.9 	Audit Rights.
	Upon written notice to McMoRan, Texaco may examine
McMoRan's accounts and records from
time to time during normal business hours required to verify McMoRan's compliance with the financial obligations assumed by McMoRan in this Agreement. Such examinations shall be made directly by Texaco at its expense or through an independent accounting firm of Texaco's choice retained at Texaco's expense. If performed, Texaco shall commence its initial audit of McMoRan's accounts and records pursuant hereto, including but not limited to the audit of the production and sales of all hydrocarbons received from the property, within twenty-four (24) months from the end of the calendar year in which the first report as specified in Section 7.8 above is received by Texaco. After the initial audit has been conducted or the initial audit period has expired without such audit being commenced, Texaco may commence subsequent audits only within the twenty-four
(24) months following the end of the calendar year in which subsequent production statements are received.

7.10 Right to Option Period.
	As provided herein, in the event McMoRan has satisfied the minimum financial obligations as specified in Section 7.1 and 7.7 above, this Agreement will be automatically extended for Option Period 4 as described in Subsection 3.2.4. In addition, should McMoRan fail to spend all the funds required in Spending Schedule 3, and a deficit penalty becomes due as provided herein, then the provisions of Section
7.5 shall apply and McMoRan will, pursuant to Section
7.5, be allowed to defer a portion of the unspent funds to Option Period 4. At the termination of Option
Period 4 should McMoRan, after good faith attempts, be unsuccessful in spending the Spending
Schedule 4 funds, any deficit penalty due will automatically be forgiven. In the event McMoRan fails to use good faith in attempting to spend the Spending Schedule 4 funds, the applicable deficit penalty will be due.

	In the event McMoRan has obtained the right to Option Period 4, if requested by McMoRan,
Texaco will attempt to supplement Exhibit "A" with additional leases to assist McMoRan in identifying
Prospects to drill. Supplementing Exhibit "A" will be at the option to Texaco and shall not be considered an obligation.

	7.11 	Parent Company Guarantee.
McMoRan shall provide Texaco, upon the Execution Date of this Agreement, a parent guarantee in a form acceptable to Texaco covering the deficit spending and liquidated damages obligations of McMoRan as described in this Article 7.
In addition to the above guaranty obligations, the parent of McMoRan will also guarantee any indemnification obligations of McMoRan arising out of any Farmout Agreement, Sublease or Operating Agreement between McMoRan and Texaco entered into pursuant to this Agreement.


ARTICLE 8

8.	PERIODIC TECHNICAL REVIEWS8.
	8.1	Periodic Technical Overview.
Within six (6) months from the Effective Date and each six (6) month period thereafter during the term of this Agreement, McMoRan shall present to Texaco, at a mutually agreeable time in McMoRan's New Orleans office, its evaluations and interpretations, of any geological, geophysical and engineering data, including but not limited to any 2-D or 3-D seismic data reprocessing, either speculative or proprietary (subject to license and other contractual limitations), that McMoRan generated, acquired, performed and/or conducted by itself or its consultants over any portion of the Contract Area McMoRan is currently evaluating or has evaluated since the last overall technical presentation as specified in this Section 8.1. During each meeting McMoRan will provide Texaco with a written report identifying the Prospects McMoRan anticipates will be proposed to Texaco for inclusion either under a Farmout Agreement or Sublease within the next six (6) months. Included in this report will be any information McMoRan has developed regarding the location and configuration of the Prospect(s), the well(s) to be drilled, objectives of the/these well(s), timing of wells to be drilled and cost estimates McMoRan generated, if any.


ARTICLE 9
9.	TEXACO'S TECHNICAL REPRESENTATION9.
9.1	Technical Staff.
During the term of this Agreement, Texaco shall have the right to assign two (2) of its employees, representatives and/or consultants to work with, consult or advise McMoRan's employees, consultants or advisors on matters related to this Agreement. McMoRan will provide Texaco's employees, representatives or consultants with office space in McMoRan's New Orleans office or in an office where work on the Contract Acreage or acreage associated therewith is being conducted. In addition, McMoRan will provide the necessary office and other equipment to allow Texaco's employees, representatives or consultants to work with, consult or advise on matters directly related to the Leases and Contract Acreage subject hereto. The
McMoRan office space and equipment shall be provided at the expense of McMoRan. Texaco will retain the right, as it so chooses, to alternate the employees, representatives or consultants working, consulting or advising on matters related to this Agreement. Any Texaco employee, representatives or consultants temporarily located in a McMoRan designated office will agree prior to entering the McMoRan office to follow the rules and guidelines, as disclosed by McMoRan, of safe office conduct. During the period of time any Texaco employee, representative or consultant is located in a designated
McMoRan office, any McMoRan proprietary data disclosed to the Texaco employees, representatives and/or consultants shall be considered and held confidential in accordance with Section 22.1 and shall not be disclosed to Third Parties without the written consent of McMoRan.

9.2	Cost of Texaco Personnel.
	During the term of this Agreement, should Texaco at any time elect to locate an employee, representative or consultant in a McMoRan designated office, the salaries, wages, fees, charges or benefits, if any, associated with each such employee, representative or consultant, shall be the responsibility of Texaco.

ARTICLE 10
10.	ACREAGE RELEASE SCHEDULE.
10.1	Option Period 1 Acreage Release.
	On or before the expiration of Option Period 1as
described in Section 3.2 above, McMoRan
agrees to identify and release from this Agreement not
less than twenty-five percent (25%) of the Leases
comprising the Contract Acreage as described on Exhibit
"A" after deducting any Lease included in any
Prospect drilled or committed to be drilled by McMoRan as
provided herein or released pursuant to
Sections 10.5 and 10.6 hereof.   After release of this
portion of the Contract Acreage, this Agreement shall only apply to the remaining portion of the Contract
Acreage and associated Leases not released.

10.2	Option Period 2 Acreage Release.
	On or before the expiration of Option Period 2 as
described in Section 3.2 above, McMoRan
agrees to identify and release from this Agreement not
less than forty percent (40%) of the balance of the
Leases comprising the Contract Acreage as described on
Exhibit "A" after deducting any Lease included
in any Prospect drilled or committed to be drilled by
McMoRan as provided herein and after taking into
account the Leases and Contract Acreage released pursuant
to Section 10.1 above and Sections 10.5 and
10.6 below.   After release of this portion of the
Contract Acreage, this Agreement shall only apply the remaining portion of the Contract Acreage and associated
Leases not released.

10.3	Final Option Period Acreage Release.
	On or before the expiration of the final Option
Period hereunder (either Option Period 3 or Option
Period 4, whichever is applicable as described in Section
3.2 above), McMoRan agrees to identify and release from this Agreement any remaining Lease and/or portion of the Contract Acreage not subject to a Farmout Agreement or Sublease as specified in Article 5 above, or subject to a Farmout Agreement or Sublease, or as provided for in Section 7.2.4. After release of the remaining uncommitted portions of the Contract Acreage, this Agreement shall only apply to those portions of the Contract Acreage and associated Leases covered by or committed to a Farmout
Agreement or Sublease.


	10.4	Option to Release Additional Acreage.
	McMoRan will be allowed to select what portion of the Contract Acreage and associated Leases it will release. McMoRan will also have the option to release more than twenty-five percent (25%) of the Leases as specified in Section 10.1 and forty percent
(40%) of the Leases specified in Section 10.2.

10.5	Release Notification.
	To perfect the release of the Leases and Contract
Acreage as specified herein, McMoRan shall, on or before the end of the applicable release period as defined in Sections 10.1, 10.2 and 10.3 above, prepare and deliver to Texaco a written document identifying the Leases and Contract Acreage which McMoRan has selected for release. Any release document submitted to Texaco will be effective no later than the last day of the Option Period on which such acreage is being released. Upon delivery of the release document(s) to Texaco, the rights and options granted
McMoRan under this Agreement as to the released
Leases and Contract Acreage shall terminate.
Notwithstanding anything herein to the contrary, in no event shall the execution of a release as described in this Article 10 relieve McMoRan of any financial obligation that has been incurred or accrued pursuant to this Agreement.

10.6	Acreage Release Credit.
	In addition to the releases provided for above, the partial or full releases of Leases effected as a result of: (i) the exclusion of acreage from this Agreement in accordance with Section 2.3 and/or (ii) the relinquishment of Leases in accordance with Section 2.5, shall be credited toward satisfaction of the release requirements of this Article 10. Also, if McMoRan drills more than one (1) Exploratory Well on a Lease(s) in separate Prospects hereunder, McMoRan shall receive a credit of one (1) Lease for each Exploratory Well so drilled in excess of one (1)
Exploratory Well, for purposes of calculating the number of Leases that McMoRan is obligated to release in satisfaction of its obligation under this Article 10. If under the operation of any provisions of this Agreement an interest in the Contract Acreage is excluded or relinquished or is no longer subject to this Agreement, including but not limited to a Lease terminating under the provisions stated in said Lease, it will automatically be deemed to be included in McMoRan's list of released Leases.

	In the event any Lease subject hereto terminates or expires under its own terms prior to McMoRan electing to relinquish its rights to such Lease(s) pursuant to this Article 10, McMoRan will be given credit toward its acreage release obligation for each such terminated or expired Lease. This credit shall apply to the Option Period in which such Lease(s) terminated or expired. Any Lease that terminates or expires shall, subject to Section 2.4 above, be excluded from this Agreement and neither Party hereto shall have any obligation to the other regarding such terminated or expired Lease(s).

After identification of the Leases and Contract Acreage to be released under any release required under this Article 10, Texaco shall be free to drill, sell, farmout, joint venture or dispose of, in any manner it so chooses, the released acreage. McMoRan hereby agrees and releases Texaco from any liability whatsoever with regard to the released acreage relating to the activities of McMoRan and any information and/or data McMoRan may have given to Texaco in regard thereto. In the event Texaco discloses this data to any Third Party within two (2) years of the release of acreage, Texaco will require the Third Party to execute an appropriate confidentiality agreement.


ARTICLE 11
11.	NOTICES.
	11.1	Notices.
	All notices authorized or required between the Parties by any of the provisions of this Agreement, unless otherwise specifically provided, shall be in writing and delivered in Person or by United States mail, overnight express delivery, courier service, telegram or facsimile (with receipt confirmed), postage or charges prepaid, and addressed to such Parties at the addresses set forth below:

 Texaco Exploration and Production Inc.   	McMoRan Oil & Gas LLC
 400 Poydras Street (70130)	           	   1615 Poydras, Suite 500 (70112)
	P. O. Box 60252			                       	P.O. Box 60004
	New Orleans, Louisiana 70160		            New Orleans, Louisiana 70160
	Attention:  Land Manager - OCS	           Attention: Mr. Glenn A. Kleinert,
				  					                                           Senior Vice President

	Any originating notice and/or response thereto given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, except that; (1) any notice or response by certified U.S. mail, return receipt requested, properly addressed pursuant to this Article 12, and with all postage and charges prepaid, shall be deemed received on the date that the party to whom it was directed has received it, and (2) any notice or response given by overnight express delivery or courier shall be deemed received upon acknowledgement of receipt by the party to whom it was directed, or within 72 hours of delivery of such notice whichever is sooner.

	11.2	Change in Designated Representative.
	Each party shall have the right to change its address and its designated representative at any time, and from time to time, by giving prior written notice thereof to the other party.


ARTICLE 12
12.	EXISTING AGREEMENTS AND PREFERENTIAL RIGHTS.
	12.1	Existing Agreements.
McMoRan recognizes and acknowledges that many Leases are either currently producing on a lease basis, currently producing on a unit basis and/or currently maintained by unit activity and/or production, and thus, are subject to certain agreements and other contracts that may affect the rights and/or options granted to McMoRan under this Agreement.
It is understood between the Parties hereto that the rights and option of McMoRan shall be specifically subject to these existing agreements as those agreements apply to the Contract Acreage. McMoRan shall upon execution of a Farmout
Agreement or Sublease become bound by all such existing agreements relating to the affected Prospects to the extent of its interest, whether disclosed or undisclosed to it by Texaco prior to McMoRan executing any Farmout Agreement or Sublease, provided that McMoRan shall be bound by undisclosed agreements only in the event that McMoRan acting with due diligence could have discovered the undisclosed agreements. Provided further that McMoRan shall not be bound by such agreements in the event McMoRan is unable to drill the required well under the applicable Farmout Agreement or
Sublease which subsequently terminate.

	12.2	Preferential Rights and Consents to Assign.
Upon the establishment of the description of a Prospect
and the execution of the applicable
Farmout Agreement or Sublease, Texaco  shall  promptly
prepare  and  send:   (1) notices  to the
holders of any consents to assign any of the interest in the Prospect covered under such Farmout
Agreement or Sublease requesting such consents; and (2) notices to the holders of any applicable preferential rights to purchase any interest in the Prospect, if any, requesting waivers of such preferential rights to purchase. Texaco shall use reasonable efforts to cause such consents and waivers of preferential rights to purchase (or the exercise thereof) to be obtained as soon as reasonably practical after providing such notices. McMoRan shall cooperate with Texaco in seeking to obtain such consents and waivers of preferential rights.

If any preferential rights to purchase any interests subject hereto are exercised, those interests in the Lease(s) to be transferred to a Third Party as a result of the exercise of such preferential rights shall be excluded from this Agreement for all purposes. Should a preferential right be exercised and McMoRan not be entitled to earn an interest in the applicable Prospect as provided herein, then pursuant to Section 7.4 above, McMoRan will be given credit, after the Exploratory Well is drilled, for the applicable Well Costs.


ARTICLE 13
13.	RIGHTS RESERVED.
	13.1	Lease Rights Reservations.
	TEXACO EXPRESSLY RETAINS AND RESERVES EXCLUSIVELY
UNTO ITSELF THE FOLLOWING:

	(a)	All oil, gas and mineral rights, except as to
those areas described on Exhibit "A" as to the Contract Acreage, and all rights of ingress, egress, use, occupancy, and any and all other rights granted by, through and under the federal or state leases subject hereto, necessary or convenient to exercise and enjoy all oil, gas and mineral rights reserved to Texaco, including but not limited to, the right to conduct operations on the Exclusion Areas, construct, maintain and operate platforms and pipelines on and across Leases and Exclusion Areas, subject to McMoRan's rights to earn the assignment(s)/sublease(s) as provided hereunder.

	(b)	 One hundred percent (100%) of the leasehold
and working interest in and to the Exclusion Areas.

	(c)	 In the Exclusion Areas, all of the oil
and/or gas produced and to be produced therefrom and all of the revenues associated therewith, all producing reservoirs or reservoirs currently identified by Texaco as capable of producing underlying the Contract
Acreage associated with any existing
wellbores as of the Effective Date, and the right to drill new wells, sidetrack or deepen existing wells or any other activity as directed by Texaco, or in which Texaco participates if directed by a Co-Working
Interest Owner, on the Leases as to the Exclusion Areas.

	(d)	All rights of ownership and use held by
Texaco's Affiliates in any pipeline or rights of ways.

	(e)	The right of ownership and/or operatorship of
the Existing Facilities and the revenues realized therefrom.

	(f) Texaco also reserves any platform, facilities, wellbores, pipelines or rights-of-way installed, drilled or obtained in the future located on or in the vicinity of the Contract Acreage related to Texaco's operations on the Leases subject hereto, in which McMoRan does not own an interest.


ARTICLE 14
14.	PRODUCTION HANDLING AND CONTRACT OPERATIONS.
	14.1	Production Handling Option.
	Texaco, as an accommodation to McMoRan, will consider handling production resulting from any well drilled by McMoRan on any acreage farmed out or subleased at Texaco's facilities (if excess capacity exists) located in the vicinity of any acreage earned by McMoRan pursuant to any Farmout Agreement or Sublease. McMoRan will have the option to enter into an agreement with Texaco to handle its production attributable to any Prospects earned by paying reasonable and customary fees for the services provided. A production handling agreement will be negotiated by the Parties in the event one is needed and if the Parties mutually agree to pursue Texaco handling
McMoRan's production.

	14.2	Contract Operating Option.
	Texaco, as an accommodation to McMoRan, will consider contract operating any successful wells drilled by McMoRan on any Prospect earned by McMoRan pursuant to any Farmout Agreement or Sublease located on a Lease operated by Texaco. McMoRan will have the option to enter into a contract operating agreement with Texaco paying reasonable and customary fees for the services provided. A contract operating agreement will be negotiated by the Parties in the event one is needed if the Parties mutually agree to pursue Texaco contract operating
McMoRan's wells and/or facilities.

ARTICLE 15
15.	TAX MATTERS.
	15.1	Income Tax Election.
	Notwithstanding any other provision herein, the rights and liabilities hereunder are several and not joint or collective and this Agreement shall not constitute a partnership. If for federal income tax purposes this Agreement and the operations or activity hereunder are regarded as a partnership, then for federal income tax purposes each party elects to be excluded from the application of all provisions of Subchapter K, Chapter 1, Subtitle A, Internal Revenue
Code of 1986 as amended ("Code"), as permitted and authorized by Section 761 of said Code and the regulations promulgated thereunder. Texaco is hereby authorized and directed to execute on behalf of each party such evidence of this election as may be required, including specifically, but not by way of limitation, all of the returns, statements and data required by law.

	Should there be any requirement that each party further evidence this election, each party agrees to execute such documents and furnish such other evidence as may be required. Each party further agrees not to give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax law of the United States or any state contains provisions similar to those contained in Subchapter K, Chapter 1, Subtitle "A" of the Code, under which an election similar to that provided by
Section 761 of said Subchapter K is permitted, each party agrees to make such election as may be permitted by such laws. In making this election, each party states that the income derived by it from the operations or activities under this Agreement can be adequately determined without the computation of partnership taxable income.

	The provisions of this Article 15 shall not affect or demise the Parties rights and obligations under any Farmout Agreement or Sublease entered into pursuant to this Agreement.



ARTICLE 16

16.	EXISTING FACILITIES.
	16.1	Existing Facilities.
Notwithstanding any rights and/or options provided
McMoRan under the terms and conditions
of this Agreement, this Agreement shall in no way be construed in any manner whatsoever as a right and/or option for McMoRan to utilize any Existing
Facility; provided, however, Texaco is agreeable, in its capacity, to assisting McMoRan and McMoRan's co-working interest owners, if any, to by expending reasonable and good faith efforts to provide
McMoRan and its co-working interest owners with access to an Existing Facility if capacity is available or projected to be available and not planned to be utilized by Texaco and/or any of Texaco's co-working interest owners; provided McMoRan and its co-working interest owners, if any, agree to pay reasonable fees for the use of any such Existing Facility and the services, if any, provided therewith.
Notwithstanding the willingness of McMoRan to pay reasonable fees, under no circumstances will it be construed that Texaco is under any obligation whatsoever to provide access to or capacity on any Existing Facility located on any Lease subject to this Agreement. In no event shall McMoRan have any liability or obligation with respect to any Existing
Facility except as specifically provided in a separate written agreement between McMoRan and the owners of such facilities.

ARTICLE 17
17.	GEOPHYSICAL DATA.
	17.1	Seismic Rights.
	During the term of this Agreement and subsequent to any detailed technical meeting held by McMoRan pursuant to Section 4.1 above, should McMoRan, in support of its findings and/or interpretations, present to Texaco certain initial or reprocessed proprietary 2-D or 3-D, Texaco shall have the right to acquire a license (subject to existing contractual restrictions imposed on McMoRan) to said proprietary initial or reprocessed data from McMoRan
,at no cost to Texaco, subject only to the execution of a mutually agreed upon form of data license.
In the event McMoRan presents data owned by Third Parties which has been reprocessed by McMoRan, Texaco will have the right and option to acquire a license, for no cost, from McMoRan covering such reprocessed data only in the event Texaco has a license as to all speculative data utilized in the reprocessing. In all cases where Texaco exercises its option to acquire a license from McMoRan covering the data referenced in this Section 17.1, Texaco will be required to pay all tape copy and delivery charges. McMoRan makes no representation and shall have no liability to Texaco regarding the accuracy or completeness of any data disclosed to Texaco hereunder. However, in the event McMoRan becomes aware of any error in any data, it shall use good faith efforts to advise Texaco of such error(s). Any such information or data provided hereunder is provided as a convenience only and any reliance on or use by Texaco is at Texaco's sole risk.

	17.2	Hazard Survey Data.
	Texaco will attempt, at no cost to McMoRan, upon its written request, to make available for a limited time, and from time to time, those shallow hazard data Texaco owns and/or controls covering any Exhibit A Lease. Texaco's hazard data is provided only as an accommodation and such data shall be returned to Texaco as soon as McMoRan has completed its use of same or upon Texaco's written request to return such data. Texaco makes no representations or warranties and shall have no liability whatsoever to McMoRan regarding the accuracy or completeness of the shallow hazard data disclosed to McMoRan hereunder. Any such information or data provided hereunder is provided as a convenience and accommodation only and any reliance on or use by McMoRan is at McMoRan's sole risk.

	17.3	Texaco's Proprietary Seismic Data.
	Prior to earning any acreage under this Agreement, Texaco will allow McMoRan access to its proprietary seismic data covering the Contract Acreage.
Upon McMoRan earning an assignment of a
Prospect, Texaco is agreeable to granting McMoRan a license covering that portion of Texaco's proprietary seismic data covering the Contract Acreage associated with the earned Prospect. The fee to be paid to license the seismic data, and the licensing agreement to be executed between Texaco and McMoRan, shall be negotiated at the time McMoRan elects to license the data. McMoRan must submit a written proposal to Texaco prior to the termination of this Agreement proposing the license of a portion of Texaco's data. Failure of McMoRan to submit such a proposal, or in the event the Parties are unable to negotiate a mutually agreeable licensing fee and/or licensing agreement, shall terminate Texaco's obligation to license McMoRan any data. After earning an assignment of a Prospect, McMoRan will no longer be allowed access to Texaco's proprietary seismic data covering that particular Prospect unless it acquires a license to use said data. This right to acquire a license covering Texaco's seismic data shall apply separately to each Prospect earned by McMoRan.
Texaco makes no representation and shall have no liability to McMoRan regarding the accuracy or completeness of any data disclosed to McMoRan hereunder. Any such information or data provided hereunder is provided as a convenience only and any reliance on or use by McMoRan is at McMoRan's sole risk.

ARTICLE 18

18.	RENTALS, MINIMUM ROYALTY AND LEASE MAINTENANCE.
	18.1	Rentals and Minimum Royalty.
McMoRan shall be responsible for reimbursing Texaco for Texaco's share of any rental or minimum royalty that comes due and payable, on a lease-by-lease basis, for each Exhibit "A" Lease, commencing on the Effective Date, less any share that any Third Party is obligated to pay. This responsibility shall continue until the first to occur of the following: (a) McMoRan relinquishes its right to earn an interest in the affected Lease, (b) the Lease terminates, or (c) this Agreement terminates pursuant to Article 26 below, whichever occurs first.
Texaco shall pay or cause to be paid the rental and/or minimum royalty on each Lease. McMoRan agrees to reimburse Texaco for the entirety of Texaco's share of such rental and/or minimum royalty, excluding any share that any Third Party is obligated to pay, within thirty (30) days after receipt of an invoice from Texaco for same. However, on a lease-by-lease basis, with at least sixty (60) days advance written notice received by Texaco, McMoRan, at its sole option and discretion, shall have the right to relinquish to Texaco its right to earn an interest in a Lease and thereby relieving itself of its obligation to reimburse Texaco. Should
McMoRan elect to relinquish its rights to Texaco, but fail to provide Texaco with sixty (60) days advanced written notice, McMoRan will remain liable for the next ensuing rental or minimum royalty payment for which timely notification was not received.

	If McMoRan fails to reimburse Texaco within the
time specified, Texaco may terminate this
Agreement as to that particular Lease, provided Texaco
has given McMoRan written notice of its intent to
terminate and within five (5) days following receipt of
notice, McMoRan fails to make such
reimbursement.  Once McMoRan has earned and received an
assignment as provided herein, McMoRan
will continue to be responsible for reimbursing Texaco
for making any rentals or minimum royalty
payments that may come due regarding any Lease that
remains subject hereto.   Texaco shall not be liable
for failure to make a proper payment during the time in which it is responsible for doing so, but agrees to use the same degree of care used in making such payments under its other leases. The termination of this Agreement or the termination of any such assignment of interest pursuant to this Agreement shall not relieve McMoRan of its obligations to reimburse Texaco for any payments so made during the period this Agreement was in effect, and during the period that such Lease(s) are subject to this Agreement, the right of such termination to be an additional right reserved by Texaco and not a limitation of any of Texaco's rights herein.


ARTICLE 19
19.	MEDIA RELEASES.
	19.1	Public Announcements.
	The Parties hereto agree that prior to making any public announcement or statement with respect to the transaction contemplated by this Agreement, the Party desiring to make such public announcement or statement shall provide the other Party with a copy of the proposed announcement or statement at least seven (7) Business Days prior to the intended release date of such announcement. The other Party shall thereafter consult with the Party desiring to make the release, and the Parties shall exercise their reasonable best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both such Parties or (ii) in the case of a statement to be made solely by one
Party, obtain approval of the other Party hereto to the text of a public announcement or statement.
Nothing contained in this paragraph shall be construed to require either Party to obtain approval of the other Party hereto to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency to the extent required by applicable law or necessary to comply with disclosure requirements of the New York Stock Exchange or any other regulated stock exchange.

	19.2	Media Releases.
Except as may be otherwise authorized by the applicable operating agreement, if any, neither
Party shall make any press release or other public announcement regarding operations conducted pursuant to this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld; provided that McMoRan shall be entitled to issue press releases concerning the results of drilling or testing of wells or other operations conducted pursuant to this Agreement without the prior consent of Texaco, but McMoRan shall provide a copy of each such press release to Texaco prior to releasing same. The foregoing, however, shall not restrict disclosures by either Party which are required by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing party or its Affiliates.


ARTICLE 20
20.	FILES.
	20.1	Access to Files.
	During the term of this Agreement, Texaco shall permit, to the extent it has the right to do so, McMoRan and its Representatives at reasonable times during normal business hours to examine, in Texaco's offices at their actual location, the Prospect and land files (excluding all economic and risk evaluations, reserve information, all legal files, attorney-client communications or attorney work product, records and documents subject to confidentiality provisions and auditor's reports) pertaining to the Prospects disclosed by Texaco to McMoRan as listed on Exhibit "B". In addition, to the extent it has the right to do so, McMoRan will be allowed access to geological, geophysical, engineering and land files, subject to the same exclusions listed above, covering the Leases hereto in support of the development of McMoRan's Prospects as contemplated herein. McMoRan shall be obligated to maintain the confidentiality of such files and information in accordance with the provisions and limitations described in Article 22, below. Texaco and its representatives make no representation or warranty as to, and shall have no liability to McMoRan regarding, the accuracy or completeness of the information disclosed to McMoRan hereunder. Any information or data furnished hereunder by Texaco is provided as a convenience only and any reliance on or use of same is at McMoRan's sole risk. The inadvertent disclosure by Texaco to McMoRan of attorney-client communications, attorney work product, legal files or other confidential information shall not be deemed to be a waiver of the attorney-client privilege, the attorney work-product privilege, or any other privilege or right protecting the confidentiality of data or information. Anything in this Agreement to the contrary notwithstanding, however, Texaco and their representatives shall have no liability to McMoRan for failing to allow
McMoRan to examine, or to grant McMoRan access to any of the files or materials referred to in this
Section 20.1.  Access to Texaco's Prospect files is
strictly and solely as an accommodation to McMoRan.


ARTICLE 21
21.	ASSIGNMENTS AND TRANSFER OF INTEREST .
	21.1	Assignment of this Agreement.
	It is agreed that McMoRan shall not assign, either in whole or in part, its rights and interest in this Agreement without the prior written consent of Texaco, such consent not to be unreasonably withheld.
Upon receipt of Texaco's written consent, which consent can be conditioned on, but not limited to, requesting adequate security for the future performance by assignee, payment of all delinquent accounts and resolving all outstanding disputes, any assignment made by McMoRan hereof shall 1) contain a limitation in favor of Texaco requiring that Texaco's written consent must also be obtained prior to any future assignments of this Agreement in whole or in part,
2) that said instrument contain a provision indicating said assignment is made subject to this Agreement, and 3) the assignee agrees in writing to be bound by all the terms and conditions of this Agreement.

	21.2	Lease or Prospect Successors and Assigns.
		It is agreed that McMoRan shall not assign, either in whole or in part, its interest or rights to interest in and to any Lease or Prospect without the written consent of the Texaco, such consent not to be unreasonably withheld, provided, however, McMoRan shall have the right to assign an interest in any Lease or Prospect to its Exploration Program Co-
Venturers. Upon receipt of Texaco's written consent, or in the event of an assignment by McMoRan to its exploration program partners, any assignment made by McMoRan hereof shall 1) contain a limitation in favor of Texaco requiring that Texaco's written consent must also be obtained prior to any future assignments of interest in whole or in part, 2) that said instrument contain a provision indicating said assignment is made subject to this Agreement, and 3) the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. It shall be fully understood that in the event the assigning party encumbers or burdens the Contract Acreage or any portion thereof after earning an interest herein, the assigning party shall hold the non-assigning party free and clear of any and all obligations, liability and/or responsibility for such encumbrance(s) or burden(s). Any assignment made pursuant to this Section 21.2 shall be in accordance with and in compliance to the accepted practices, guidelines and policies of the Minerals Management Service.

	21.3	Appointment of Agent.
	If at any time the interest of McMoRan or its successor is divided among or is assigned to and owned by two or more co-owners or an entity in which equity ownership is held by two or more co-owners, Texaco may, at its discretion, require such co-owners designate in writing a trustee, mandatory or agent with full authority and all rights necessary to settle, compromise, dismiss, or release on behalf of such co-owners any loss, expense, claim, damage, penalty, fine, lawsuit, or similar matter arising from operations hereunder, including full authority to act for all said co-owners as insureds under or with respect to any policy of insurance relevant to such matters.



ARTICLE 22
22.	CONFIDENTIALITY.
	22.1	Confidentiality.
	It is understood and agreed that no Party to this Agreement, for a period of four (4) years from the effective date hereof, shall divulge to any Third Party or parties any geophysical, geological or engineering information that is received from the other Party on the Contract Acreage without first obtaining the written consent of such other Party to this Agreement to release any such information that it received.
Such consent, however, shall not be necessary for a Party to divulge such information to any part(y)ies from whom said Party to this Agreement may receive a contribution for the drilling of a well under any Farmout Agreement or Sublease, to a financial institution (or similar entity) from whom a Party is attempting to secure funds or financing, to a pipeline company for the purpose of securing a pipeline connection, or to Exploration Program Co-venturers or Representatives. Notwithstanding the above, either Party may disclose confidential data to its Affiliate(s) provided that such Affiliate agrees to maintain the confidentiality of such confidential data under the same conditions as stated herein.
Subject to disclosures that may be authorized by any operating agreement applicable to a particular Lease, any and all data revealed and disclosed by Texaco to McMoRan and McMoRan to Texaco shall be treated as confidential, less and except any data that now or hereafter becomes generally available to the public, was known by Texaco or McMoRan prior to the Execution Date of this Agreement, was already in Texaco's or McMoRan's possession prior to the Execution Date of this Agreement, or hereafter comes into Texaco's or McMoRan's possession from a Third Party who has the right to disclose such information as applicable.

	22.2	Speculative Seismic Data.
	The Parties hereto have in their possession certain seismic data licensed from Third Parties
("Speculative Seismic Data") which impose various restrictions and limitations on either Parties right to use, disclose and/or display such data relating to the properties identified in Exhibit "A". Notwithstanding any other provision in this Agreement, Texaco and McMoRan both agree that neither Party shall remove from each others office, copy, or reveal to any other party whomsoever, any Speculative Seismic Data disclosed by one Party to the other. Each Party agrees it will only view such Speculative Seismic Data for no other purpose other than necessary to review the work product generated as a result of the purpose of this Agreement. Under no circumstances will the Party who views the Speculative Seismic Data be allowed to use the Speculative Seismic Data for any other purpose than what viewing the data was intended unless the viewing Party has first obtained a license from the Third Party owner of such Speculative Seismic Data or the disclosing Party, or the owner of the Speculative Seismic Data, advises the viewing Party that such data is no longer to be held confidential.

	22.3	Disclosure of Confidential Data.
	In the event a Party hereto, or its
representatives, are required by any court or legislative or administrative body (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand, or any similar process) to disclose any confidential information or data not owned by said Party, the Party required to make such disclosure shall provide the owner of the confidential information or data with prompt notice of such requirement in order to afford the owner of such information or data the opportunity to seek an appropriate protective order. However, if the owner of such information or data is unable to obtain or does not seek such protective order and the Party that is required to make such disclosure, or its representatives, are, in the opinion of counsel, compelled to disclose confidential information or data under pain of liability for contempt or other censure penalty, disclosure of such information or data may be made without liability.

	22.4	Risk of Use of Confidential Data.
	It is understood by the Parties hereto that any confidential information or data, both oral and written, furnished by one Party to the other is to be considered accurate, however, neither Party hereto makes any representations or warranties, express, implied, statutory or otherwise, with respect to the accuracy or completeness of the confidential information or data disclosed or any condition or aspect thereof. To the best of it's knowledge, the Party making such disclosure represents that it has full legal or contractual authorization or right to disclose such information and data to the other Party. Each Party hereto agrees that it will use such confidential information and data at its sole peril and risk, and the disclosing Party shall have no liability whatsoever with respect to the use by receiving Party of any information or data, whether confidential or otherwise, furnished by the disclosing Party to the Receiving
Party.  Any decision or action taken by the receiving
Party of such disclosed confidential information and data shall be based solely on the receiving Party's independent evaluation, judgement and decisions.

	22.5	Confidentiality Agreement - Exhibit "H".
	Attached hereto as Exhibit "H" is a document entitled "Confidentiality and AMI Agreement".
The Parties hereto executed this Confidentiality and AMI
Agreement prior to the Effective Date of this Agreement. The Parties hereto agree that upon the Effective Date of this Agreement the AMI provisions as stated in the Confidentiality and AMI Agreement shall terminate and no longer be in force and effect.
The remaining provisions as stated in Exhibit "H" shall also terminate and no longer be in force and effect for every property listed on Exhibit "A" to the Confidentiality and AMI Agreement with the exception of those Leases subject hereto listed on Exhibit "B" hereto which said remaining provisions of such Confidentiality and AMI Agreement shall remain in full force and effect for the term stated therein, except to the extent that such provisions are inconsistent with the provisions of this Agreement.


ARTICLE 23
23.	GOVERNING LAW.
	23.1	Choice of Law.
	The terms and conditions of this Agreement shall be governed and interpreted under the LAWS
OF THE STATE OF LOUISIANA excluding, however, any provisions of Louisiana law which might direct or refer such determination to the laws of any other jurisdiction.

	23.2	Pending and Future Litigation and Claims.
	McMoRan acknowledges that Texaco Exploration and Production Inc. is a party in the lawsuits listed in that certain letter dated December 20, 1999 from Texaco to McMoRan, in which lawsuits Texaco or Affiliates of Texaco, along with other persons, have been named as defendants ("Pending Litigation").

	In no event shall Texaco be liable to McMoRan for any additional royalties that McMoRan may be required to pay on McMoRan's share of production or other damages or losses incurred by McMoRan as a result of the Pending Litigation or future litigation involving the Leases. Provided, however, should there be an increase in royalty rate resulting from the Pending Litigation or future litigation for events which occurred, or are alleged to have occurred, prior to the Effective Date related to the Texaco Leases or related to those portions of the Leases reserved or excluded from this Agreement by Texaco, such increase in royalty rate shall first be satisfied out of the overriding royalty and/or working interest reserved by Texaco before McMoRan will become liable to pay any portion of the increased royalty rate.

McMoRan acknowledges and agrees that Texaco and its Affiliates shall have full and unfettered discretion in the handling and settling of any such claim, demand, action, cause of action, or lawsuit for events which occurred, or alleged to have occurred prior to the Effective Date pursuant to the Pending
Litigation or where future litigation as they relate to the Texaco Leases, and McMoRan specifically waives any claim it may otherwise have against Texaco arising out of or relating to the handling or settling of any such claim, demand, action, cause of action, or lawsuit asserted under the Pending
Litigation or future litigation; provided, however, that in the event that such claim contemplated by this
Section 23.2 covers periods after the Effective Date, McMoRan may assist in defending the litigation.

The references in this Agreement to any suits or claims are not intended to be exclusive, and Texaco and their Representatives shall have no liability to McMoRan for failing to refer to, or otherwise advise McMoRan regarding any other suits or claims.


ARTICLE 24
24.	FORCE MAJEURE.
	24.1	Force Majeure.
	Should McMoRan be prevented from complying with any express or implied covenant of this Agreement (other than the obligation to make monetary payments), by reason of "force majeure", as hereinafter defined, the express or implied covenant so affected shall automatically be extended so long as the cause or causes for such delays or interruptions continue and for an additional sixty (60) days following the cessation of such delay or interruption.
"Force majeure" is herein defined as an act of God, adverse weather conditions, inability to obtain materials in the open market or transportation thereof, war, strikes, lockouts, riots, insurrections or any other conditions or circumstances not wholly within the control of McMoRan (other than financial) or any federal, state or municipal law, order, permit, rule or regulation.
McMoRan shall not be liable to Texaco in damages for failure to perform as required hereunder or to comply with any covenant, agreement or requirement hereof during the time McMoRan is relieved from its obligations hereunder, provided that McMoRan has given written notice to Texaco within thirty (30) days after the occurrence of the cause relied upon to suspend the obligations of McMoRan hereunder.
McMoRan shall not be relieved from any express or implied obligations under the oil, gas or mineral lease by operation of force majeure hereunder, unless such oil, gas or mineral lease also suspends such obligations for the same cause. Further, if the oil and gas lease provides for a time for the suspension of obligations less than sixty (60) days, the provisions of such lease shall control.


ARTICLE 25
25. DISPUTE RESOLUTION.
25.1 Dispute Resolution.
	Notwithstanding anything contained heretofore in this Agreement to the contrary, and except as to those disputes involving Prospect Identification which shall be resolved in accordance with the provisions of Article 4 hereof, the Parties specifically acknowledge and agree that any claim, controversy or dispute arising out of, relating to, or in connection with this agreement, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the Dispute Resolution Procedure set forth in Exhibit "I" attached hereto and made a part hereof.


ARTICLE 26
26.	TERMINATION.
	26.1	Termination.
	Unless terminated pursuant to another provision in this Agreement or unless extended pursuant to another provision, this Agreement shall remain in effect from the date first above written through June 30, 2003 (or through December 31, 2003 if the Extended Term is applicable under Section 3.2 above), at which time it shall automatically terminate without any other action by any Party hereto. As to each Lease listed on Exhibit "A", as each Lease expires or terminates, it will no longer be subject to this Agreement.
Subject to the provisions of Article 18, Texaco may also elect to terminate this Agreement as to a particular Lease for McMoRan's non-payment of minimum royalty or rental as required pursuant hereto. It is understood between the Parties hereto that after termination of this Agreement the only acreage McMoRan will have access to will be that acreage covered by the individual Farmout Agreements or Subleases which have been executed (or committed to under Section 7.2.4) between Texaco and McMoRan pursuant to this Agreement. Notwithstanding the termination of this Agreement each Party shall continue to be obligated to fulfill its existing commitments, obligations, liabilities and undertakings theretofore incurred hereunder or incurred under the terms of those agreements attached as Exhibits hereto.

	26.2	Lease Expiration or Termination.
	Although Texaco will use its best good faith efforts to monitor ongoing activities on the Leases, Texaco shall not be liable to McMoRan for any Lease termination and/or Texaco's (or its co-owners) failure to maintain any Lease during the term of this Agreement but Texaco will attempt, so long as Texaco owns Record Title or Operating Rights in any such Lease, to notify McMoRan at least sixty (60) days before such Lease will terminate.


ARTICLE 27
27.	INDEMNITY.
	27.1	Indemnity.
	McMoRan agrees to protect, indemnify, and save Texaco, its parent, subsidiaries, affiliates, and/or successors and the directors, officers, employees or agents of each ("Texaco Company Group") free and harmless from all obligations, business dealings, liabilities, debts, charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes of action arising directly or indirectly out of all of McMoRan's operations under this Agreement, and related to any dealing with Third Parties
McMoRan has with regard to financing or the assignment of, in whole or in part, any rights under this Agreement, and to relieve the Texaco Company Group from any and all liability (exclusive of business debts and charges) incurred as a result of such operations. The indemnities and covenants of this Section
27.1 shall be effective whether or not such obligations, business dealings, liabilities, debts, charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes of action aforesaid are caused wholly or partly by negligence attributed to the Texaco Company Group, or by any other means, excepting those occurrences involving the gross negligence or willful misconduct of the Texaco Company Group.

	Texaco agrees to protect, indemnify, and save McMoRan, its parent, subsidiaries, affiliates, and/or successors and the directors, officers, employees or agents of each ("McMoRan Company Group") free and harmless from all obligations, liabilities, debts, charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes of action arising directly or indirectly out of all of Texaco's operations under this Agreement and to relieve the McMoRan Company Group from any and all liability incurred as a result of such operations. The indemnities and covenants of this Section 27.1 shall be effective whether or not such obligations, liabilities, debts, charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes of action aforesaid are caused wholly or partly by negligence attributed to the McMoRan Company Group, or by any other means, excepting those occurrences involving the gross negligence or willful misconduct of the McMoRan Company Group.


ARTICLE 28
28.	BREACH.
	28.1 	Breach.
	Anything herein to the contrary notwithstanding, any failure by McMoRan to comply with any material obligation hereunder shall be considered a breach of this Agreement, except where the Agreement is deemed to immediately terminate upon the occurrence or non-occurrence of an event or action and/or where Texaco is not required to give prior notice to McMoRan under any provision in this Agreement. In the event of any such breach, Texaco shall notify McMoRan of such breach and if McMoRan does not correct or is not in good faith attempting to correct such breach within thirty (30) days of receipt of such notice, Texaco may terminate this Agreement in whole or in part by notifying McMoRan in writing of such termination, without prior notice or demand being made upon McMoRan and without the necessity of placing McMoRan in default; provided, however, the failure by Texaco to exercise at any time or from time to time such right of termination shall not effect a waiver of any breach or of Texaco's right subsequently to terminate this Agreement.

ARTICLE 29
29.	NO WARRANTY.
	29.1	Non-Warranty.
	THIS AGREEMENT IS MADE WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS, STATUTORY OR IMPLIED, AS TO TITLE, MERCHANTABILITY, CONDITION, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE TEXACO LEASES, AND ALL OTHER PROPERTY COVERED BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO THE WELL BORES, EQUIPMENT AND FACILITIES UTILIZED BY MCMORAN HEREUNDER, OR ANY OTHER SORT OF WARRANTY AND IS WITHOUT RECOURSE AGAINST TEXACO WHATSOEVER, EVEN AS TO THE RETURN OF CONSIDERATION. TEXACO REPRESENTS THAT IT HAS NOT ASSIGNED OR MORTGAGED THE TEXACO LEASES. TEXACO MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING MCMORAN'S RIGHT OF INGRESS TO
AND EGRESS FROM THE TEXACO LEASES ACROSS ADJACENT OR ADJOINING LANDS.

TEXACO SPECIFICALLY DISCLAIMS, AND MCMORAN EXPRESSLY WAIVES THE
IMPLIED WARRANTY OF TITLE NOTED IN LA. R. S. 31:120 WITH RESPECT TO THE TEXACO LEASES. MCMORAN ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS AGREEMENT AND PART OF
THE CONSIDERATION GIVEN THEREFOR. MCMORAN FURTHER ACKNOWLEDGES THAT
THIS WAIVER HAS BEEN SPECIFICALLY BROUGHT TO MCMORAN's ATTENTION AND
THAT MCMORAN HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER.
THE PARTIES AGREE THAT FOR THE PURPOSES OF THIS WAIVER OF THE IMPLIED WARRANTY OF TITLE, TEXACO AND THEIR AFFILIATES SHALL BE CONSIDERED AS THE SELLER HEREUNDER AND MCMORAN EXPRESSLY WAIVES ALL RIGHTS OF
SUBROGATION IN WARRANTY OF THE SELLER AGAINST OTHER PERSONS  GRANTED TO
A BUYER BY LOUISIANA CIVIL CODE ARTICLE 2503.

	MCMORAN ACKNOWLEDGES THAT (i) IT IS A SOPHISTICATED INVESTOR AND OPERATOR IN THE OIL AND GAS BUSINESS; (ii) IT UNDERSTANDS THE RISKS INVOLVED IN OIL AND GAS EXPLORATION AND DEVELOPMENT; AND (iii) IT UNDERSTANDS THAT ITS PARTICIPATION IN THIS AGREEMENT IS A HIGHLY RISKY UNDERTAKING AND THAT MCMORAN MIGHT NOT RECOVER ANY OF ITS INVESTMENT MADE HEREUNDER.


ARTICLE 30
30.	GENERAL PROVISIONS.
	30.1	Leases Treated Separately.
Unless otherwise provided, the terms and provisions stated in Article 5 above, shall apply separately to each Lease listed on Exhibit "A".

	30.2	Non-Interference.
Any and all operations conducted and/or performed on any Lease for which McMoRan is operator shall be conducted and performed with due diligence and in a workmanlike manner and shall be coordinated and scheduled so as not to unreasonably interfere with existing or anticipated operations located on the interests in the leases not transferred hereunder by Texaco, if applicable. In the event that the proposed drilling on an Initial Test Well on any Prospect is delayed because of potential interference with operations on a Lease by Texaco or its co-owners, then Texaco agrees that the period to commence operations on the Initial Test Well shall be extended, if requested by McMoRan, for the duration of the interference plus a reasonable amount of time for McMoRan to coordinate its activities after cessation of operations by Texaco or its co-owners.

	30.3	Governmental Approvals.
From and after the execution hereof, each of the Parties hereto, without further consideration, shall use its best efforts to execute, deliver, submit, gain approvals of, and record (or cause to be executed, delivered, submitted, and recorded) good and sufficient permits, designations, other regulatory documents, and instruments of conveyance and transfer (as applicable), and take such other action as may be reasonably required to carry out the purposes of this Agreement and to give effect to the covenants, stipulations and obligations of the Parties hereto.

	30.4	Amendments.
	This Agreement shall not be modified or amended except by mutual agreement of the Parties in writing. No action or failure to act on the part of either party hereto shall be construed as a modification or amendment to, or a waiver of, any of the provisions of this Agreement.

	30.5	Declaration of Agreement.
	Should either Party request a Declaration of Agreement be executed for filing in the applicable public records, both Parties agree to execute a Declaration of Agreement similar in form as that which is attached hereto as Exhibit "J." Either Party shall have the right and option, at its own expense, of filing such Declaration of record in the appropriate State and/or Federal offices.

	30.6	Other Rights , Remedies Reserved.
		No provision contained herein providing for the termination of this Agreement shall be construed as precluding, nor shall it preclude, Texaco from asserting its respective rights to specific performance, damages, or any other rights or remedies to which it may be entitled.

	30.7	No Waiver.
	Texaco's failure to enforce any of the provisions of this Agreement shall not effect a waiver of any violation thereof nor preclude enforcement of that or any other provisions hereof at that or any other time.

	30.8	No New Lease Burdens.
	As to each Lease that remains subject to this Agreement, until McMoRan has received an assignment of an interest, or relinquishes its rights to earn any interest therein, or until this Agreement terminates, Texaco agrees not to create any additional lease burdens on such Lease and not to assign all or a portion of its interest in the Contract Acreage unless such assignment is expressly subject to this Agreement. Prior to McMoRan receiving an assignment of an interest in a Prospect, Texaco shall not create or allow the creation of any additional lease burdens affecting the Contract Acreage which McMoRan has a right to earn hereunder. During the term of this Agreement, Texaco will use its best efforts not to prejudice the rights and options of McMoRan as stipulated hereunder.

	30.9	Severability.
	Every provision in this Agreement is intended to be severable. If any term or provision hereof is held by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

30.10	Entire Agreement.
	This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to the subject matter hereof.

30.11	Further Assurances.
Each Party agrees to execute and deliver all such additional documents, instruments and assurances and to perform such additional acts as may be necessary or appropriate to effectuate and perform all of the terms and conditions of this Agreement.

	30.12	Waiver of Subrogation.
	McMoRan shall provide from its insurers a waiver of subrogation for any matter covered under the applicable Farmout Agreements or Subleases and Texaco shall be named as an additional insured under these policies as permitted.

30.13	Surviving Obligation.
	THE TERMINATION OF THIS AGREEMENT SHALL NOT RELIEVE ANY PARTY HERETO FROM ANY EXPENSE, LIABILITY OR OTHER OBLIGATION OR ANY REMEDY THEREFOR WHICH HAS ACCRUED OR ATTACHED PRIOR TO THE DATE OF SUCH
TERMINATION.

	30.14	Conflict of Terms.
In the event of any conflict between the main body of this Agreement and attached exhibits, the provisions of the main body of this Agreement shall control.

	IN WITNESS WHEREOF, this Agreement is executed and made effective by the Parties hereto on the date first above written.

WITNESSES:
					TEXACO EXPLORATION AND PRODUCTION INC.


					By:

					Name:		Keith G. Schroth
					Title:	Attorney-in-Fact


					MCMORAN OIL & GAS LLC

					By:

     Name:		Glenn A. Kleinert
					Title:	Senior Vice President




Exhibit "A"

Attached to and made a part of that certain Offshore
Exploration Agreement dated December 20,
1999, by and between Texaco Exploration and Production
Inc. and McMoRan Oil & Gas LLC.






"Leases Subject to this Agreement"



Exhibit "A-1"

Attached to and made a part of that certain Offshore
Exploration Agreement dated December 20,
1999, by and between Texaco Exploration and Production
Inc. and McMoRan Oil & Gas LLC.






"Description of Additional Acreage with Termination
Dates"



Exhibit "B"

Attached to and made a part of that certain Offshore
Exploration Agreement dated December 20,
1999, by and between Texaco Exploration and Production
Inc. and McMoRan Oil & Gas LLC.






"Texaco Identified Prospects"




Exhibit "C"

Attached to and made a part of that certain Offshore
Exploration Agreement dated December 20,
1999, by and between Texaco Exploration and Production
Inc. and McMoRan Oil & Gas LLC.






"Area of Mutual Interest"




Exhibit "D"

Attached to and made a part of that certain Offshore
Exploration Agreement dated December 20,
1999, by and between Texaco Exploration and Production
Inc. and McMoRan Oil & Gas LLC.






"Farmout Agreement"



Exhibit "E"

Attached to and made a part of that certain Offshore
Exploration Agreement dated December 20,
1999, by and between Texaco Exploration and Production
Inc. and McMoRan Oil & Gas LLC.






"Sublease"






Exhibit "F"

Attached to and made a part of that certain Offshore
Exploration Agreement dated December 20,
1999, by and between Texaco Exploration and Production
Inc. and McMoRan Oil & Gas LLC.






"Prospect Dispute Resolution Procedure"





Exhibit "G"

Attached to and made a part of that certain Offshore
Exploration Agreement dated December 20,
1999, by and between Texaco Exploration and Production
Inc. and McMoRan Oil & Gas LLC.






"Operating  Agreement"





Exhibit "H"

Attached to and made a part of that certain Offshore
Exploration Agreement dated December 20,
1999, by and between Texaco Exploration and Production
Inc. and McMoRan Oil & Gas LLC.






"Confidentiality Agreement"





Exhibit "I"

Attached to and made a part of that certain Offshore
Exploration Agreement dated December 20,
1999, by and between Texaco Exploration and Production
Inc. and McMoRan Oil & Gas LLC.






"Dispute Resolution Procedure"





Exhibit "J"

Attached to and made a part of that certain Offshore
Exploration Agreement dated December 20,
1999, by and between Texaco Exploration and Production
Inc. and McMoRan Oil & Gas LLC.






"Declaration of Agreement"